SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


    Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): June 1, 2004 (May 28, 2004)


Commission file number: 0-18184


                           SK Technologies Corporation
        ----------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


     Delaware                      0-18184               52-1507455
----------------------------    ----------------    ------------------
(State or other jurisdiction      (Commission          (IRS Employer
of incorporation)                  file number)     Identification No.)


    625 N. Flagler Drive, Suite 509
     West Palm Beach, FL                                   33401
---------------------------------------             -----------------
(Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code: (561) 820-2444


        500 Australian Ave. S., Suite 619, West Palm Beach, FL  33401
 ----------------------------------------------------------------------------
          (Former name or former address, if changes since last report)

ITEM 1. CHANGE OF CONTROL OF REGISTRANT.

On May 28,  2004,  SK  Technologies  Corporation  (the  "Company"),  a  Delaware
corporation, Cirilium Holdings, Inc. ("Cirilium Holdings"), a Delaware corporation, and the individual holders of the outstanding capital stock of Cirilium Holdings (the "Holders") consummated a reverse acquisition (the "Reorganization") pursuant to a certain Share Exchange Agreement ("Agreement") of such date, as set forth in Exhibit 2.2. Pursuant to the Agreement, Cirilium Holdings and the Holders tendered to the Company all issued and outstanding shares of common stock of Cirilium Holdings in exchange for 25,591,801 shares of common stock of the Company. The Reorganization is being accounted for as a reverse acquisition. Total issued and outstanding common stock after effecting the Agreement is 30,788,483.

The Board of Directors of the Company (the "Board") appointed Gerald C. Parker, Robert W. Pearce, and Donald E. Lees to serve as members of the Board of Directors of the Company until the next meeting of the shareholders in which directors are elected. Subsequently, F. Peter Brewer tendered his resignation in accordance with the terms of the Agreement and Gerald C. Parker was elected Chairman of the Board.

Copies of the Agreement are filed herewith as Exhibit 2.2, and are incorporated herein by reference. The foregoing descriptions are qualified in their entirety by reference to the full text of such agreements.

The Company's executive offices have been relocated to 625 N. Flagler Drive, Suite 509, West Palm Beach, FL 33401. The telephone number is (561) 820-2444.


ITEM 5. OTHER EVENTS

                                EXECUTIVE SUMMARY

Cirilium Holdings, Inc., a Delaware corporation formed on February 6, 2004, is the parent company of its two operating subsidiaries, Cirilium, Inc., a Florida corporation formed on September 26, 2001 ("Cirilium"), and Stitel Systems, Inc., an Arizona corporation formed on January 28, 2004 ("Stitel"). Cirilium is presently engaged in engineering, integration, and sales of hardware and software used in Voice over Internet Protocol telephony and the provision of related services. Stitel is a technology provider of software based voice and data communication products for wireline and wireless enterprise markets. Stitel's key product is its Integrated Communication Gateway ("ICG"), available in various capacities, which seamlessly integrates the telephone, computer, LAN, and the Internet in a modular, cost effective platform. It eliminates several network components, including the router, fire wall, VoIP gateway and traditional PBX.

The Executive Offices of the Company have been relocated to:

625 N. Flagler Drive
Suite 509
West Palm Beach, FL 33401
Phone: (561) 820-2444
Facsimile: (561) 820-9913

Shares Outstanding............................................ 30,788,483

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements regarding future events and the future results of the Company that are based on current expectations, estimates, forecasts, and projections about the industry in which the Company operates and the beliefs and assumptions of the management of the Company. Words




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such as 'expects,'  'anticipates,'  'targets,' 'goals,'  'projects,'  'intends,'
'plans,' 'believes,' 'seeks,' 'estimates,' variations of such words, and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those discussed in this Report under the section entitled "Risk Factors" and elsewhere, and in other reports the Company files with the Securities and Exchange Commission ("SEC"). The
Company   undertakes   no   obligation   to  revise  or  update   publicly   any
forward-looking statements for any reason.


DESCRIPTION OF BUSINESS

SK Technologies Corporation (the "Company"), a Delaware corporation incorporated in September 1986, is a reporting company with the Securities and Exchange Commission. It formerly traded on the OTC Bulletin Board under the trading symbol "SKTC" which was changed to "SKTO" on May 12, 2004 following a 1 for 100 reverse split.

On May 28, 2004, the Company entered into a Share Exchange Agreement ("Agreement") with Cirilium Holdings whereby Cirilium Holdings would become a subsidiary of the Company. The Agreement provides for (i) 100% of the shares of Cirilium Holdings to be acquired by the Company in exchange for 25,591,801 shares of common stock of the Company; (ii) the establishment of a new Board of Directors; and, (iii) a total issued and outstanding shares of the Company immediately after the closing of 30,788,483.


Introduction

SK Technologies Corporation (the "Company"), a Delaware corporation incorporated in September 1986, is a reporting company with the Securities and Exchange Commission. In January 1989, the Company acquired SK Technologies Corp., a Florida corporation incorporated in March 1985, and the Company changed its name to SK Technologies Corporation on January 11, 1989. Prior to such acquisition, the Company had limited operations.

Cirilium Holdings, Inc. a Delaware corporation, owns 100% of the issued and outstanding common stock of Cirilium, Inc., a Florida corporation formed on September 26, 2001, and Stitel Systems, Inc., an Arizona corporation formed on January 28, 2004. Cirilium was originally formed in October 1999 as Cirilium Corporation, a Nevada corporation, and was created as a technology joint venture between Inter-Tel, Incorporated and Hypercom Corporation. Hypercom and Inter-Tel created Cirilium to combine their respective carrier-class IP (Internet Protocol) Telephony business and technology resources into a focused, pure-play provider of Voice over Internet Protocol ("VoIP") hardware, software, and services. Cirilium entered the market with a global presence, strong market share and with some of the top professionals in the IP telephony arena. Cirilium is entering a period of rapid growth.





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Cirilium,  Inc.'s operational headquarters are located at 2404 West 12th Street,
Suite 4, Tempe, Arizona, 85281, and its corporate headquarters are located at 625 N. Flagler Drive, Suite 509, West Palm Beach, FL 33401. In addition, the company has sales representatives and distributors located around the world.

Stitel Systems, Inc. has developed an Integrated Communication Gateway (ICG) System which seamlessly integrates telephone, computer, LAN, and Internet in a completely modular, cost effective platform. The modular architecture of the system allows users to add features including Internet access sharing, Firewall & VPN, voice mail, automated attendants, SMS, FAX and computer telephony integration.


Business Development

Cirilium, Inc. - Principal Products and Services

Product Offerings

Internet  Protocol  Communications,   including  Voice  over  Internet  Protocol
("VoIP") and Internet telephony, is not traditional telephone service. Internet-based communications such as VoIP operate by converting voice, sound recordings, images, fax, or video, into a digital datastream, and then sending this data over the Internet, where the recipient converts the datastream back into information usable to the recipient. In a broad sense, Internet telephony typically operates as follows: the user accesses the Internet, whether through a computer or a dial-up access number, and furnishes the server with the recipient's telephone number. The Voice over Internet Protocol connects the server the user has contacted with an Internet server located near the recipient, and this local Internet server dials the recipient's telephone number.

When the user speaks to the recipient, or vice-versa, the Internet server located near the speaker converts the speaker's voice into data, encodes this data according to the VoIP, and sends this data over the Internet to the server located near the listener. This server then converts the encoded datastream back into voice, and sends the converted voice signal to the listener's telephone.

This technology currently offers two principal advantages over current telephone systems: VoIP hardware and software, such as produced by Cirilium, Inc., is much less expensive to manufacture and maintain than traditional "legacy" telephone systems. Secondly, because the VoIP end-user typically accesses a local Internet server, which in turn connects to an Internet server physically located near the recipient, the VoIP user avoids some or all long-distance telephone charges, which renders VoIP more economical for the end-user than traditional telephone service.

Power~Suite Solution Overview

Cirilium's integrated carrier-class IP telephony solution, Power~Suite, has been developed for service providers and enterprises based on leading-edge technology. Power~Suite helps carriers and enterprises speed services to market, reduce costs and integrate VoIP efforts. The Power~Suite solution supports a full range of call control protocol standards on both TDM and on the IP side, and is proven to be interoperable with PBX devices, voice switches, data routers, and VoIP gateways supplied by other industry providers. Having this interoperable, end-to-end solution from the outset dramatically cuts the costs associated with sourcing and integrating products from different vendors.

Power~Suite is one of the first infrastructures to unite both the carrier-class TDM and the VoIP technology implementations, complete with an offering of a unified back- office application for service provisioning and billing. The solution includes the following basic functional elements and groups.

Cirilium VoIP Gateways - Cirilium VoIP Gateways are separated into two classifications: Analog SOHO Gateways and High-Density Digital Gateways. The Cirilium SOHO and High-Density Gateways are integrated hardware and software products that convert voice and fax into data packets that can be sent over Internet Protocol networks, such as the Internet. At the destination, another Gateway (Cirilium or compatible third-party) converts these packets back into circuit-switched (i.e. TDM) voice or fax. The Gateway is connected on one side to the traditional TDM-based telephony network, and on the other side to the Internet Protocol network. The Cirilium Gateways are a family of gateway products designed to meet various interconnection and density needs.

The Cirilium Power~Suite VoIP Gateways include the following:


     Analog SOHO Gateways            Hi-Density Digital VoIP Gateways
     MGW 200/400/800                 Series 8000
     2,4,and 8 2-wire loop-start     One, two, four, eight, or
     FXS or FXO ports; or 4 and      sixteen T1/E1 trunks on a 1U
     8 port E&M.                     blade.
     Supports H.323 and SIP          Single blade or up to 5-blade
                                     chassis configuration options.
                                     Supports H.323, SIP, and MGCP

Cirilium  also  offers  a  MGCP  Signaling   Gateway  that  currently   supports
interconnection to SS7/C7 networks.

Analog SOHO Gateways - To accommodate the demand at small-to-medium sized businesses, remote and branch office locations, and service provider markets, Cirilium provides its SOHO Gateways 200, 400, and 800. These gateways seamlessly bridge existing PBX or standard telephone sets with IP networks. The SOHO gateways incorporate a monolithic design, meaning that the units are provided as virtually sealed chassis. The power source of the SOHO Gateway 200 and 400 is via an external desktop power supply with an IEC-standard connector. This design allows for a cost effective and high-reliable small gateway offering. The SOHO Gateway 800 incorporates an internal power supply with an IEC-standard connector. The SOHO gateway family currently supports the H.323 call control protocol, with various models also supporting the SIP call control protocol. The SOHO Gateways support FXS, FXO and E&M termination.

Digital High-Density Gateways - Cirilium's newest product family is its Series 8000 Gateway offering. This new family of gateways offers several new architectural benefits applied from the industry's newest technological advancements. Parallel processing, hot-swappable circuit cards and power supplies, and a wide range of scaleable configurations are just a few. Density options include 1 to 16 T1/E1 spans per card, with a range of chassis available to support 1 to multiple cards per 19- inch rack-mount chassis. Power supply options include universal 90-260VAC and -48VDC configurations, along with redundant N+1 capabilities. The Series 8000 High-Density Gateway family supports a full range of industry-standard call control protocols: MGCP, MEGACO (H.248),
H.323 and SIP protocols. On the PSTN side, the protocols supported include but not limited to: Wink-Start CAS, R2 CAS, MFCR2 CAS, ETSI ISDN, NI1 and NI2 ISDN, Q.SIG.




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Signaling (SS7) Gateway -- Cirilium's  Power~Suite  solution provides  Signaling
System 7 (SS7) functionality through the use of NMS Communications' TX-3220 SS7 solution. By developing to the NMS Application Programming Interfaces (APIs), Cirilium is able to link its SS7 application software to the underlying NMS SS7 components that communicate with the traditional SS7 networks. This arrangement allows Cirilium to quickly provide cost-effective solutions to service providers and carriers worldwide.


Cirilium Call Control Applications

Gatekeeper performs the management functions specified in the ITU H.323 v3 specification for media over IP functionality. It performs the tasks of registration, admission control, address translation, bandwidth management, call- control signaling, as well as establishing audio connections between the related endpoints associated with the call. The Cirilium Gatekeeper allows for the solution to interoperate with other approved vendor's H.323 gateways and gatekeepers. In addition, it allows Cirilium to provide value-added features, such as call billing and calling card platform support that are not specifically defined within the H.323 specification while maintaining H.323 gateway compatibility. Call billing with the Cirilium Gatekeeper is provided through two applications: CDR Harvester and Enhanced Services Platform.

Note: Within several companies, the term "Softswitch" has been used in place of gatekeeper, call manager and/or call agent. Softswitch is been defined within the industry as: An all-encompassing term for next-generation communications systems that employ open standards to create integrated networks with a decoupled service intelligence capable of carrying voice, video, and data traffic more efficiently and with far greater value-added services potential than is possible with the existing Public Switched Telephone Network. A control platform providing CLASS 5 functionality for an IP network is also termed Softswitch.

Interactive Voice Response unit provides a configurable voice interface for up to 100 languages for applications such as pre-paid calling cards. This application provides for verbal prompting for account (PIN) authorization, destination telephone number, customer service and additional features. Pre-set IVR scripts can be modified based on ANI or DNIS, including language-override.

The SIP  Translator  seamlessly  integrates SIP gateways and end points into the
H.323 world. It also integrates H.323 devices into the SIP world. Rather than translating simple messages, the Cirilium SIP translator actually manages each SIP session independently and provides the highest degree of compatibility. Because the Cirilium SIP Translator handles the entire conversion from the SIP world to the H.323 world, any SIP device is immediately compatible with a wide range of H.323 Gatekeepers, Gateways, terminals and various other H.323 components. Note: This product is currently in the testing stage.

The H.323 Proxy application provides two main service provider benefits. First, it hides the termination IP addresses from the origination, and vice versa. Because it is able to route all Real-time Transport Protocol (RTP) traffic, direct traffic exchange between the end points is eliminated. RTP is the end-to-end voice transmission protocol used by VoIP networks. This capability is important when a service provider wants to operate as an intermediate "clearinghouse" where interconnecting partner networks, each will have complete anonymity. Second, the H.323 Proxy application will allow Network Address Translation (NAT) traversal of H.323 end points. NATs interconnect private networks (which are comprised of




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internal,  non-routable  IP addresses) with the outside,  or "public"  Internet.
Note: This product is currently in the testing stage.

Cirilium Back-Office

The Enhanced Services Platform (ESP) is a centralized software application that rounds out the call processing and switching infrastructure with call management, call accounting, and billing functions. The ESP is where the TDM (Time Division Multplexer) world and VoIP world come together, and become transparent both to each other and to the user. The ESP has the unique ability of offering both circuit- switched and VoIP technologies on a single software platform. We believe it is the only solution in the industry to manage real-time voice traffic as entirely circuit- switched, a combination of circuit-switched and VoIP, or all VoIP. This capability perfectly positions Cirilium to work with carriers of all types and sizes. The Enhanced Services Platform is available with both pre-paid and tandem services, least cost routing capabilities, and extensive management reports and customer invoicing. In addition, the platform supports the ability to offer pre-paid and post-paid services to agents and resellers - all appearing to customers as being independent service providers. Each agent and reseller may be provided web-based access to various management functions for their respective customers.

The Enhanced Services Platform may be provided on a SUN or Linux operating system, depending on the application. An Informix On-Line Relational Database Management System (RDBMS) provides data management for all facets of the platform. The Informix RDBMS is fully compliant with standard Structured Query Language (SQL), thereby allowing for customized reports and billing formats to be generated with minimum effort. This architecture also permits a fully scalable solution to be deployed and managed by any sized network service provider.

The ClicSwitch Configurator allows users to manage and configure a telephony switch, as well as seamlessly integrate ESP features. A smooth graphical "point-and-click" user interface simplifies configurations. The easy-to-use format eliminates any need for lengthy training. And, multiple users can work on the system at any given time from networked office PCs. To configure an Excel Switching Corporation chassis, users click on the screen to install the cards. When finished installing the cards, the switch is complete with redundant CPUs, SS7 circuits, DSP resources, and T1 and/or E1 spans.

The CSRx Web Interface acts as a virtual switch interface providing 24-hour secured Web access. The application is password-protected, provides user permission control, and can be custom branded with logos and URLs. In addition, CSRx provides a full suite of tools via a Web interface. Customer service tools include PIN look-up with account summary, Call Detail Records, retail rate deck viewing for individual PIN, payments or credits processing, individual PIN activation/deactivation, PIN creation, etc. Representative management tools include user addition/deletion, retail rate modification, bulk PIN activation/deactivation in real-time, account balances viewing, and many more. Users can access reports, such as credits and payments, PINs, activation/deactivation, profitability and usage, cost tracking, first use, liability and commissions.

Cirilium Web-based Voice Applications

Cirilium Web Voice Applications are a few of the primary advantages of deploying the Power~Suite technology. Service providers, carriers, and customers will be able to capitalize on the enhanced applications and value-added services that can be easily




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and affordably  implemented on packet-switched  networks. The Application Center includes the components listed below.

The Touch-to-Talk and Web-Push Technology provides a method for bridging customer services between the World Wide Web and the traditional customer service call center. Using this application, customers browsing a company's web site may click on an icon and be connected to a representative. Upon clicking the icon, a voice call is automatically placed from the user's PC to a customer service agent. In addition to answering calls from customers, the agent can provide an even greater level of service by using Web-Push technology to interactively "push" Web pages to customers to guide them through the Web site. Different products can be shown to the customer as they talk over their live voice connection.

Web-based Telephony allows an individual to place calls using their multimedia PC and Web browser. Calls may be Web Phone to Web Phone, Web Phone to a traditional telephone, or traditional telephone to Web Phone. The Web Phone may either be hosted on a Web page and accessed by the user, or reside as a "resident-softphone" on the user's computer. In the non-resident configuration, the user connects to the site via their Internet browser, clicks an icon, and the Web Phone is automatically downloaded to the PC. The Web Phone takes the voice transmission from the microphone on the user's multimedia PC and converts it into data packets.

With Cirilium's Virtual Second Line (VSL) solution, Internet users can be on-line and still make or receive phone calls - no dedicated phone lines or broadband service required. With only a single phone and dial-up connection, users can surf the Internet without worrying about missing important calls. And, users may make outgoing calls while chatting on AOL or bidding on eBay!

For VSL to work, users need the "Call Forward On Busy" feature activated on their phone line from the local telephone company. When someone calls the user's number while they are on-line, the call is forwarded to the VSL server. At the server, the call is converted into a VoIP call and transferred to the user's PC running the VSL software. The Virtual Second Line software includes a Web Phone application that resides on the user's computer and is accessed from the browser. The Web Phone's screens make it easy to place and receive calls. The main window displays the connection status. With an external conversion device, Internet phone calls can also be made or received using the user's home phone.

         Service Offerings

In support of its hardware and software products, Cirilium offers a full complement of support services to enhance each customer's technology investment. Its current support program includes product and installation training; software upgrades; on- site and remote installation; product warranty and post-warranty services; network updates; product documentation; and 24 hours a day, seven days a week maintenance and support.

Cirilium uses a variety of tools to deliver support services. For example, we make extensive use of the Internet to deliver on-line support. We also house a multitude of downloadable resources on our Web site.

MARKETING AND DISTRIBUTION

Cirilium has the following sales territories: the USA and Canada; Europe, the Middle East and Africa; Central and Latin America; and Asia. A Cirilium area director




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manages  each of these four  regions.  The area  director  strives to meet sales targets by recruiting and supporting distributors, resellers and customers.

Distributors are required by Cirilium to attend Cirilium product certification courses so that they may be properly prepared to directly support their customer bases. Extended support from Cirilium is then provided to the distributor as required. Resellers may contract technical support from local distributors or directly from Cirilium. Once a distributor or reseller is established, Cirilium requires a commitment of $250,000 to $1,000,000 per year in the purchase of Cirilium products and services. These targets are established annually and are reviewed on a quarterly basis. The commitment and obtainment are used to establish the distributor and reseller discount levels.

The determining factors in choosing a country or region to target are: 1) the state of telecommunications deregulation in a given country, 2) the availability of Internet bandwidth, 3) the viability of the distributor or reseller and 4) the trading status of the country with the United States.

As of the date of this Report, Cirilium distributors are located in the following countries: Brazil, Korea, Mexico, Netherlands, Nigeria, Peru, Poland, Singapore, South Africa, Turkey, United Kingdom, and the United States.

     Advertising and Promotion

Cirilium will increase its visibility through the strategic use of advertising in industry and market-focused publications. Our goal is to position Cirilium as a leader in providing end-to-end VoIP solutions. We must also convey Cirilium's unique ability to provide comprehensive enhanced services to manage the customer's profitability and quality of service.

In addition, we will continue to focus on developing tools, programs and campaigns to better position Cirilium, increase awareness in the market, and generate revenue.

     Public Relations

Cirilium will attempt to use public relations to create awareness, name recognition and credibility. The company will continue to develop an ongoing rapport with the media to facilitate editorial coverage and provide an expert perspective whenever possible. Cirilium further plans to make use of a cost-effective form of public relations by speaking at industry events and contributing meaningful articles for publication.

Finally, we will conduct a comprehensive public relations campaign that will include systematic and strategic timing of press releases, analyst briefings and editorial coverage.

SOLUTION INTEGRATION

Cirilium recently changed its business model for acquiring its solution hardware components to Original Equipment Manufacturer ("OEM") and Distributor type agreements. These changes provided Cirilium with several benefits over being a pure self-design and contract-manufacturing based solution.

OEM relationships currently exist with several VoIP equipment manufacturers.  In
addition,   Distributor  relationships  currently  exist  with  Excel  Switching
Corporation




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and various PC server vendors for  Intel-based  and Sun  Microsystems  products.
This business model has the following advantages:

*    Rapid response to changes in technology advancements and pricing decreases
*    Provide the "best-of-breed" products to our customers
* Focus staff resources on Cirilium's core competencies - software development and solution integration of communication transport and switching technologies
* Conserve working capital that would be required for funding components and work-in-process inventory
* Gain economies of scale by purchasing from OEM providers who are able to obtain favorable pricing for larger quantities of components that we could alone
*    Quickly deliver turnkey products to customers
* Adjust inventory levels to meet changes in demand - Just-in-Time inventory model.

The Company's contract providers manufacture and deliver products based on weekly rolling forecasts. Each of the providers procure components necessary to assemble the products in our forecast and test the products according to agreed specifications. Products are then shipped to Cirilium for general distribution to its customer base. In select instances, an order may be of substantial size and a drop shipment directly to the customer location may be arranged. Cirilium takes title of the product at the point when the provider (vendor) ships the product from their facility. Cirilium customers take title to products when the product leaves Cirilium's facility, or in the case of a drop shipment, when the product reaches their location.

The Company does not currently have contracts with its providers (vendors), and therefore the providers (vendors) are not required to accept purchase orders from the company or to manufacture its products on a long-term basis. In addition, Cirilium is not tied in to long-term purchase commitments from any single provider (vendor). Cirilium and its providers operate under cooperation and communication of market demands.

COMPETITION

Competition in the VoIP infrastructure market is intense. Cisco Systems, Inc. ("Cisco") has historically dominated the market, with other companies such as Nortel Networks and Alcatel S.A. providing products to a smaller segment of the market. In addition, a number of public and private companies have announced plans for new products to address the same needs that our products address.

Cisco traditionally has been the dominant supplier of solutions to our markets. We believe this is the result of its early leadership position in the enterprise router market. As both large public and private networks and traffic over the Internet has grown rapidly, Cisco has leveraged this position and has developed a broad product line of routers that support all major local area and wide area interfaces. We believe that our ability to compete with Cisco depends upon our ability to demonstrate that our products are superior in meeting the needs of our current and potential customers but are also compatible with Cisco's current and future products. Although we believe that the equipment and software we design and the support solutions we provide are among the best and most state-of-the-art available today, , we cannot assure you that we will be able to compete successfully with Cisco, currently the leading provider in this market.

We expect that, over time, large companies with significant resources, technical expertise, market experience, customer relationships and broad product lines, such as Nortel and Alcatel, will introduce new products which are designed to compete effectively in this market. As a result, we expect to face increased competition in the future from larger companies with significantly more resources than we have. Although we believe that our technology and the purpose-built features of our products make them unique and will enable us to compete effectively with these companies, we cannot assure you that we will be successful.

Many of our current and potential competitors, such as Cisco, Nortel and Alcatel, have significantly broader product lines than we do and may bundle their products with other networking products in a manner that may discourage customers from purchasing our products. Also, many of our current and potential competitors have greater name recognition and more extensive customer bases that could be leveraged. Because many of our competitors are engaged in non-VoIP related businesses, such competitors may be able to leverage their outside customer bases. Increased competition could result in price reduction, fewer customer orders, reduced gross margins and loss of market share, any of which could seriously harm our operating results.

There are also many small public and private companies that claim to have products with greater capabilities than our products. Consolidation in this industry has begun, with one or more of these smaller private companies being acquired by large, established suppliers of network infrastructure products, and we believe it is likely to continue. As a result, we expect to face increased competition in the future from larger companies with significantly more resources than we have.


STITEL SYSTEMS, INC. - DESCRIPTION OF BUSINESS

Introduction

Stitel Technologies, the original parent company of Stitel Systems, Inc. ("Stitel") was founded in October 2002. The corporate office of Stitel Technologies is located in Bangladesh. With funding from private sources, Stitel Technologies was created to provide an integrated VoIP solution to the enterprise market and presently focuses on converging its products within the wireline and point-to-point 802.11 wireless networks.

To address the fast-growing market for such Integrated Communication Gateway ("ICG") systems around the world, including in the U.S., Stitel Systems, Inc., an Arizona corporation, was formed on January 28, 2004. On March 15, 2004, Cirilium Holdings acquired 100% of the outstanding shares of Stitel in exchange for one million (1,000,000) shares of restricted common stock of Cirilium Holdings, and up to an additional one million (1,000,000) shares of Cirilium Holdings restricted common stock to be issued over the next three years upon Stitel reaching certain performance goals. Following the transaction, Stitel became a wholly-owned subsidiary of Cirilium Holdings.

As part of this acquisition, Stitel Technologies agreed to continue to provide ICG technology, intellectual property and source code to Stitel Systems with Stitel Systems granted full rights to enhance and resell such products. Stitel will continue to distribute its ICG product to enterprise, service provider and Original Equipment Manufacturer customers worldwide.

IP Private Branch Exchange Market

Stitel's management expects the IP-based Private Branch Exchange ("PBX") market to grow significantly over the next three years. In particular, Stitel believes that it will impact this market in several ways:

     1. Growth in the VoIP market will speed PBX upgrade cycles. However, a huge embedded base of legacy TDM, PBX systems exists. Given the widespread deployment of these traditional PBXs, businesses are reluctant to scrap their current technologies and investments for all-IP networks. Stitel's ICG IP PBX accommodates this situation. The Stitel ICG solution offers hybrid capabilities: it can operate using TDM, pure VoIP, or a combination of TDM/VoIP technologies. As a result, Stitel is well positioned to gain market share.

     2. Enterprise and service provider networks typically contain equipment sourced from multiple vendors. Each such piece of equipment performs a different function within the relevant network. Stitel's goal of network convergence is to enable all such equipment to operate together seamlessly. In addition, businesses need a flexible network foundation to allow new technologies to easily integrate within the existing network. Stitel seeks to gain a stronghold in the enterprise telecommunications market by offering a solution that interconnects multi-vendor components to achieve network convergence.

     3. The number of wireless networks will surpass wired networks in the enterprise environment. Stitel's ICG platform has been developed to take advantage of wireless IP networks. In addition, we recognize the keys to successful wireless adoption and integration are infrastructure, devices and applications.

     4. The long-term value of IP telephony lies in applications that provide real business benefits and can be cost-justified. In almost every case, enterprise customers will judge IP solutions only by the benefits they gain. Solutions must complement business-specific objectives and significantly improve the ways companies do business. Stitel's product and marketing strategies are tailored to meet specific enterprise requirements.

     Goals and Objectives

Within the next two years, Stitel plans to be a leading IP PBX provider, offering products to enterprise customers. Our overall goal is to achieve general market acceptance in the U.S.A., Europe, Middle East and Far East by end of 2004. To achieve the above revenue goals, Stitel Systems plans to accomplish the following in 2004:

- Complete the purchase of all necessary ICG software technology from Stitel Technologies.
-    Fund the  marketing  activities  highlighted  in the  Marketing  Strategies section.
- Hire sales and support personnel to implement Stitel's distribution strategies and expand our customer base worldwide.
-    Hire   engineering   personnel  to  expedite   development  of  future  ICG
     capabilities.

     Current Products

Stitel has developed the Integrated Communication Gateway (ICG), a software-based Hybrid PBX that offers both TDM and Packet-switched capabilities with integrated IP Data communication functionalities. The ICG software is based on open standard Linux Operating System using industry-standard open source packet voice and data communication protocols. The core technology of ICG was developed by Stitel Technologies to integrate and manage the various packet voice and IP data communication protocols using an industry-standard common interface.

The ICG seamlessly integrates telephone, computer, Local Access Network (LAN), and Internet in a completely modular, cost effective platform. The modular architecture allows users to add features such as Internet access sharing, firewall and VPN (Virtual Private Network), voice mail, automated attendants, fax, and computer telephony.

In the majority of enterprise  networks  today,  voice and data  transmission is
handled  by  separate  networks.   This  separation  creates  inefficiencies  in
bandwidth utilization, application deployment and is expensive.

Stitel's ICG converges the circuit switch and IP networks in a very clean manner. For enterprises, the ICG creates one network that communicates efficiently with the Internet and the PSTN (Public Switched Telephone Network). The ICG eliminates several network components, including the router, fire wall, VoIP gateway and traditional PBX.

A typical application for the ICG involves international termination of voice traffic within a multi-location enterprise network. For example, intra-company long distance between a corporate headquarters and its branch offices is routed from one ICG platform to another via a wire or wireless Internet connection. Businesses can save substantially on long-distance charges between locations by deploying the ICG solution. Although the ICG focuses primarily on enterprise applications, the solution can be deployed within a service provider network as an access device to interoperate with industry-standard VoIP devices.

Customers and Customer Profile

The typical switch to convergent IP networks occurs when a company first considers a phone system installation or replacement. As part of this decision, businesses typically explore VoIP implementation during one of the following five scenarios:

-    Relocating to a new building or "greenfield" site
-    Nearing end of an existing PBX life cycle and want to update/upgrade system
-    Multisite distributed network
- Where a customer wants one exchange to handle communications between multiple buildings
- To leverage IP telephony applications for greater flexibility than existing wireline systems
- Centrex (TDM Centrex) customers desiring multiple telephone extensions to interconnect without the need to dial the complete phone number.

Certain vertical markets are leading the process of IP PBX adoption. Universities and educational institutions have been the earliest adopters of VoIP technologies, followed by financial groups and hospitals. Financial organizations often take greater risks to secure competitive advantages and hospitals continually look for ways to improve business processes and save costs.

Competition

     Several vendors today are offering IP-enabled PBXs or pure IP PBXs. The market currently offers solutions sourced from a variety of vendors, including traditional PBX vendors; nontraditional vendors, such as data networking companies now offering telecommunications products; and newer startup telecommunications vendors. However, we have not found a competitor offering a wireless IP PBX solution comparable the solutions offered by Stitel. Stitel has unique wireless Quality of Service capabilities built into the ICG platform. With this functionality, Stitel will be able to easily add voice protocols in future developments.

     Current market leaders include Cisco Systems, Nortel, 3Com and Avaya. As of December 2003, the top 10 Vendor Shipments of IP-Enabled IP Lines and Pure IP-PBX Lines in this arena were as follows:


                                                  Market
            Vendor                 Lines        Share (%)
------------------------------------------------------------
Cisco Systems                     405,823          20.3
Nortel Networks                   384,322          19.2
3Com                              284,048          14.2
Avaya                             280,405          14.0
Mitel Networks                    198,126           9.9
Siemens                            60,728           3.0
Sphere                             55,806           2.8
Communications
Digital Voice                      25,574           1.3
Systems
NEC                                24,466           1.2
Shoreline                          23,815           1.2
Communications
Others                            257,043          12.9
                                 ---------       ------
            Total               2,000,156         100%

   Source: Gartner Dataquest (December 2003)


In addition to these top 10 vendors, numerous other companies offer IP PBX solutions. Although these competitors may be larger and more established, Stitel believes it can effectively compete by leveraging its wireless capabilities. We believe that the capabilities offered by Stitel's wireless development is a generation ahead of the current competition and positions the company to gain market share from existing vendors.

The Gartner Group's analysis of the market's main competitors is highlighted below:

     Cisco Systems has successfully leveraged its strength in enterprise LAN infrastructure markets to win mind share among early adopters of converged networks. Its dealers are very effective in selling to IS departments, where many traditional telephony vendors still lack credibility. Cisco's CallManager offers fewer traditional telephony features than other solutions. However, with Cisco's marketing prowess, CallManager is commonly viewed as a private branch exchange replacement solution.

     Nortel Networks has a broad IP telephony product portfolio, as well as a large share of the 2002 market for voice lines shipped in North America. Nortel also offers its vast base of Meridian 1 PBX customers a migration option to the Succession 1000 solution. The Multimedia Communication Server 5100 (formerly Succession Multimedia Xchange) offers collaboration tools and a high degree of peer-to-peer communications across the enterprise. Although Nortel has received negative attention for reducing costs and employees, it is well-positioned to recover.

     3Com, with its NBX product, has been successful for several years in the small and midsize business market, particularly for low-end and less-complex corporate installations of IP telephony. 3Com hopes to see similar success in the large-enterprise market with its VCX V7000. Initially, the VCX product will not be compatible with the NBX platform, although the company expects to offer a unified architecture in the future. To gain a stronger position in the enterprise market, 3Com must offer a unified product portfolio, and it needs to articulate a credible vision for serving large, midsize and small IP telephony customers.

     Avaya's status as a leader is based on the architecture of its MultiVantage Communications Applications suite, as well as its leading market share position in 2002. Avaya solutions emphasize an extensive feature set, scalability, call- processing power and investment protection, all attributes that should appeal to enterprises wanting an orderly and smooth transition to IP telephony. In addition, Avaya is beginning to combine wireless, IP and multimedia messaging technologies to support the concept of unified communications.


         MARKETING AND DISTRIBUTION

Sales Strategy

In the short-term, Stitel plans to close existing opportunities with several potential customers. Initially, direct sales efforts will be directed to the small- to-medium enterprise customers. Long-term efforts will be directed to other market opportunities, including large enterprise customers and service provider networks.

Additionally, Stitel will price its products comparable to leading competitors. However, we believe that the Stitel solution offers greater functionality than most of its competitors.

To keep our pricing competitive, Stitel will carefully control development and manufacturing costs. The company expects to use the most practical manufacturers available. Using offshore manufacturing and development, Stitel's costs are relatively low and allow us to price competitively. In addition, Stitel has processes in place to regularly monitor market conditions, competitive responses and customer requirements. These processes allow Stitel to quickly adjust strategies and remain competitive.

Since the IP PBX decision is complex, in addition to a comprehensive total cost of ownership, we also make sure each customer understands our long-term product strategies and how they will fit that customer's unique goals. We focus on delivering a complete solution that includes features, applications, long-term support and qualified professional services.

Each customer is presented with system design considerations specific to the operation. Our customer analysis includes topics such as:

     -    Architecture
     -    Scalability
     -    Line and trunk capacities
     -    Quality of Service (QOS) methodologies
     - Traffic-handling capacities for circuit-switched and packet-switched information
     -    Adaptability
     -    Redundancy options
     -    Disaster-recovery options
     -    System management and administration capabilities
     -    Future growth
     -    Networking alternatives
     -    The price and TCO


Distribution Channels

Stitel intends to develop a sales channel that includes a direct sales force and OEM partners. These sales representatives will be responsible for developing business in their respective regions.

In addition, regional sales representatives will be responsible for finding knowledgeable voice/data channel sales and support partners. Traditional voice vendors must demonstrate their knowledge of data networks, and data network vendors need to be clear about PBX functionality requirements. Stitel's channel partners must understand how to assess, design and support converged networks to effectively serve end users.

         Marketing Communications Programs

Stitel expects to use the full scope of marketing functions to deliver the ICG solution to its enterprise, service provider and OEM customers.

One of Stitel's goals is to have high visibility in the marketplace and to be recognized as one of the world's authorities in VoIP enterprise telephony. To do that, Stitel will have a focused approach that includes using all aspects of the marketing mix:

     Positioning, Branding and Messaging: Stitel will be positioned as a leader in VoIP telephony providing a cost-effective, multi-functional solution. The company will promote the Stitel name versus the ICG product reference. Messages to the target audiences will highlight competitive advantages Stitel and its solution have over other offerings. Stitel's messages will be consistent, effective and targeted to the appropriate audiences. These items, once formalized, will provide the foundation for all marketing efforts.

     Public Relations: Stitel will use all forms of public relations to create awareness, name recognition and credibility for the new organization. The company plans to develop an ongoing rapport with the media to facilitate editorial coverage and provide expert assistance whenever possible. Stitel further plans to exploit cost-effective public relations by speaking at industry events and contributing meaningful articles for publication.

     Electronic   and  Print  Media:   Stitel  will   develop   state-of-the-art
     communications tools, using the Web and other mediums.

     Advertising: Stitel will have increase visibility through the strategic use of advertising in industry and market-focused publications.

Trade Shows: Stitel plans to participate in major industry trade shows. These events will be used to generate sales opportunities, increase name recognition, enhance media relations and gather industry information.


STATUS OF PUBLICLY ANNOUNCED PRODUCTS AND SERVICES

As of the date of this Current Report, Cirilium Power~Suite and its constituent components are currently available for sale to the public. Stitel's converged IP PBX and its ICG components are also currently available for sale to the public and service providers

NEW PRODUCTS

Cirilium will continue to enhance its core products as new functions are requested by its customers. Cirilium's Common Interface Management System (CIMS) will allow Power~Suite users to configure, provision and manage the entire solution from a single user interface, regardless of the underlying technology of the individual components. The CIMS functionality provides a critical link to all the Cirilium components within a VoIP network.

Cirilium's billing and call control applications will be enhanced and tailored to specific target-market requirements. The addition of the Stitel solution and its market opportunities will also direct efforts in the billing requirements.

Cirilium will continue to implement new functionality within the ClicSwitch Configurator application to support Excel Switching Corporation's product advancements.

SOURCES AND AVAILABILITY OF RAW MATERIALS

The materials and equipment needed by both Cirilium and Stitel in order to operate are widely available from numerous third parties. No shortage of materials is expected in the foreseeable future.

DEPENDENCE ON ONE OR FEW CUSTOMERS

None.

RESEARCH AND DEVELOPMENT

Throughout the product development cycle, Cirilium remains focused on the end result: providing meaningful VoIP solutions to its service provider and enterprise customers. To accomplish this goal, we select the best-of-breed hardware solutions on the market and then implement these solutions by using our extensive software development and VoIP experience.

We regularly seek to introduce new products and features; advanced access and aggregation technologies such as cable, wireless and other broadband technologies; advanced enterprise switching; optical transport; storage networking; content networking; security; network management; and advanced core and edge routing technologies.

The industry in which we compete is subject to rapid technological developments, evolving industry standards, changes in customer requirements, and new product introductions and enhancements. As a result, our success, in part, depends upon our ability, on a cost-effective and timely basis, to continue to enhance our existing products and to develop and introduce new products that improve performance and reduce total cost of ownership. In order to achieve these objectives, our management and engineering personnel work with customers to identify and respond to customer needs, as well as with other innovators of internetworking products, including universities, laboratories, and corporations. We also expect to continue to make acquisitions and investments where appropriate to provide us with access to new technologies. We intend to continue developing products that meet key industry standards and to support important protocol standards as they emerge. Still, there can be no assurance that we will be able to successfully develop products to address new customer requirements and technological changes, or that such products will achieve market acceptance.

Cirilium uses various processes for creating new services and improving existing ones. Most importantly, we endeavor to tailor our support program to our individual customers' requirements. We regularly seek input from our customers on the types of support they need most. In addition, we solicit feedback from customers who have used our existing services. We gather this information using a variety of methods, including personal interviews, surveys, evaluation forms, etc. We also regularly monitor competitive programs and consult third-party customer service experts for advice.

Stitel will work to continually create new services and improve existing ones. Stitel's support program will be based on customer input and requirements. In addition to customer feedback, Stitel gathers information using a variety of methods, including personal interviews, surveys, evaluation forms, etc. Stitel also regularly monitors competitive programs and consults third-party customer service experts for advice.

To address evolving customer requirements and anticipated market directions, Stitel has created an aggressive development plan for the ICG platform. Stitel will make a major push in wireless capability, both in the Wi-Fi (802.11) and Wi-MAX (802.16) environments. Many analysts predict Wireless VoIP will be the next major technology to be adopted. Wireless VoIP standards that make PSTN bypass possible are rapidly maturing and will fuel growth. The vast majority of development funds will be directed to Stitel's wireless capabilities.

Stitel expects to meet this development plan, however, some features or applications previously discussed may be postponed as a result of market conditions, lack of funding, developer and/or supplier unavailability, or other circumstances that would adversely affect development.

PATENTS, COPYRIGHTS AND TRADEMARKS

Cirilium Holdings regards the protection of its subsidiaries' copyrights, service marks, trademarks, trade dress and trade secrets as critical to its success. Cirilium Holdings relies on a combination of patent, copyright, trademark, service mark and trade secret laws and contractual restrictions to protect its proprietary rights in products and services. These steps enlisted by Cirilium Holdings to protect its intellectual property have been actively put into place to prevent misappropriation of its subsidiaries' technology and deter independent third-party development of similar technologies.

Cirilium Holdings is ready to apply for the registration of other trademarks, service marks, copyrights and patents in the United States and internationally, which will cover certain salient portions of its proprietary technology.

Both Cirilium and Stitel's performance and ability to compete are dependent to a significant degree on their proprietary technology and reliance on a combination of trademark and copyright laws, confidentiality agreements and non-compete agreements established toward full protection of the Company's proprietary rights.

Copyright laws and applicable trade secret laws protect Cirilium Holdings' proprietary hardware, software and source codes.

Cirilium owns the following domain names:

         1.  www.cirilium.com
         2.  www.cirilium.net
         3.  www.cirilium.org

Stitel owns the following domain names:

         1.  www.stitelsystems.com
         2.  www.stitelsystems.net


EFFECT OF PROBABLE GOVERNMENTAL REGULATION ON THE BUSINESS

The telecommunications industry is highly regulated and our business and financial condition could be adversely affected by the changes in the regulations relating to the telecommunications industry. Currently, there are few laws or regulations that apply directly to access to or commerce on IP networks. We could be adversely affected by regulation of IP networks and commerce in any country where we operate. Such regulations could include matters such as voice over the Internet or using Internet Protocol, encryption technology, and access charges for service providers. The adoption of such regulations could decrease demand for our products, and at the same time increase the cost of selling our products, which could have a material adverse effect on our business operating result and financial condition.

COST OF SOFTWARE DEVELOPMENT

At the current time, none of the costs associated with software development are borne directly by the customer; however there is no guarantee that such costs will not be borne by customers in the future. At the current time, we do not know the extent to which such costs will be borne by the customer, if any.

COST AND EFFECTS OF COMPLIANCE WITH ENVIRONMENTAL LAWS

Because of the nature of our activities, we have not incurred any expenses in complying with state and federal laws regarding environmental protection or hazardous substances control. We are unaware of any pending legislation that could change the application of such laws so that they would affect us.


                                                        RISK FACTORS

AN INVESTMENT IN THE COMPANY INVOLVES A SIGNIFICANT DEGREE OF RISK. PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER AND EVALUATE THE INFORMATION CONTAINED IN THIS SECTION BEFORE MAKING A DECISION TO INVEST IN CIRILIUM HOLDINGS, INCLUDING THE FOLLOWING RISK FACTORS:

          RISK FACTORS THAT MAY SPECIFICALLY AFFECT RESULTS OF CIRILIUM HOLDINGS' OPERATIONS AND FINANCIAL CONDITION

For purposes of this Section describing Risk Factors, the words "we", "us", and "our", as well as similar words, shall refer to Cirilium Holdings, Inc., Cirilium, Inc., and Stitel Systems, Inc. taken on a consolidated basis, unless either Cirilium, Cirilium Holdings, or Stitel is specified or unless the context shall otherwise require. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. If any of the following risks or such other risks actually occur, our business could be harmed.


Cirilium Holdings has a limited operating history

Cirilium was formed in October 1999, Stitel was formed in January 2004, and Cirilium Holdings was formed in February 2004, shortly before acquiring Cirilium. We have only a limited operating history on which you can base an evaluation of our business and prospects. As a technology/telecommunications company still relatively early in our development, we face substantial risks, uncertainties, expenses and difficulties. To address these risks and uncertainties, we must do the following:

     o maintain and increase our number of customers, our embedded and installed technology base, and our sales volume;
     o    expand into new geographic areas;
     o maintain and expand our products, software, services, (including customer support operations) at a reasonable cost;
     o    maintain and enhance our brand;
     o continue to develop and upgrade our technology and information processing systems;
     o continue to enhance and expand our service to meet the changing requirements of our users;
     o    provide superior customer service;
     o    remain attractive to our commercial partners;
     o    respond to changing legal environments in a variety of countries
     o respond to competitive developments; and o attract, integrate, retain and motivate qualified personnel.

We may be unable to accomplish one or more of these goals, which could cause our business to suffer. In addition, accomplishing one or more of these goals might be very expensive, which could harm our financial results.

Our quarterly results are inherently unpredictable and subject to substantial fluctuations and, as a result we may fail to meet the expectations of securities analysts and investors, which could adversely affect the trading price of our common stock.

Our revenues, operating results, book-to-bill ratio and other financial indicators will vary significantly from quarter to quarter due to a number of factors, including many of which are outside of our control and any of which may cause our stock price to fluctuate. The factors that may impact the unpredictability of our quarterly results include the reduced visibility into customers' spending plans, the changing market conditions, which have resulted in some customer and potential customer bankruptcies, a change in the mix of our products sold, from higher priced core products to lower priced edge products, and long sales and implementation cycle.

As a result, we believe that quarter-to-quarter comparisons of operating results are not a good indication of future performance. It is likely that in some future quarters, operating results may be below the expectations of securities analysts and investors in which case the price of our common stock may fall.

If we fail to adequately evolve our financial and managerial control and reporting systems and processes, our ability to manage and grow our business will be negatively impacted.

Our ability to successfully offer our products and implement our business plan in a rapidly evolving market requires an effective planning and management process. We expect that we will need to continue to improve our financial and managerial control and our reporting systems and procedures in order to manage our business effectively in the future. If we fail to continue to implement improved systems and processes, our ability to manage our business and results of operations may be negatively impacted.

We sell our products to customers that use those products to build networks and VoIP infrastructure and if those networks and VoIP infrastructure do not continue to grow then our business, operating results and financial condition will be adversely affected.

A substantial portion of our business and revenue depends on growth of Voice over Internet Protocol ("VoIP") infrastructure and on the deployment of our products by customers that depend on the continued growth of VoIP services. As a result of changes in the economy and capital spending, which have in the past particularly affected telecommunications service providers, spending on VoIP infrastructure can vary. A significant reduction in such spending would adversely affect our business.

Our products incorporate and rely upon licensed third-party technology and if licenses of third-party technology do not continue to be available to us or become very expensive, our revenues and ability to develop and introduce new products could be adversely affected.

We integrate licensed third-party technology in certain of our products. From time to time we may be required to license additional technology from third parties to develop new products or product enhancements. Third-party licenses may not be available or continue to be available to us on commercially reasonable terms. Our inability to maintain or re-license any third party licenses required in our current products or our inability to obtain third-party licenses necessary to develop new products and product enhancements, could require us to obtain substitute technology of lower quality or performance standards or at a greater cost, any of which could harm our business, financial condition and results of operations.

Due to the global nature of our operations, economic or social conditions or changes in a particular country or region could adversely affect our sales or increase our costs and expenses, which would have a material adverse impact on our financial condition.

We conduct significant sales and customer support operations directly and indirectly through our resellers in countries outside of the United States and also depend on the operations of our contract manufacturers that are located outside of the United States. For the years ended December 31, 2003 and 2002, we derived approximately 30% and 20% of our revenues, respectively, from sales outside North America. Accordingly, our future results could be materially adversely affected by a variety of uncontrollable and changing factors including, among others, political or social unrest or economic instability in a specific country or region; trade protection measures and other regulatory requirements which may affect our ability to import or export our products from various countries; service provider and government spending patterns affected by political considerations; and difficulties in staffing and managing international operations. Any or all of these factors could have a material adverse impact on our revenue, costs, expenses and financial condition.

Our failure to manage growth could harm us

Cirilium currently is experiencing a period of expansion in its headcount, facilities and infrastructure. We anticipate that both Cirilium and Stitel will require further expansion in order to address potential growth in their customer bases as well as their expansion into new geographic areas, and types of products, software, and services for sale. This expansion has placed, and we expect it will continue to place, a significant strain on management, operational and financial resources.

We must continue to hire, train and manage new employees at a rapid rate. If these new hires perform poorly, or if we are unsuccessful in hiring, training and integrating these new employees, or are not successful in retaining our existing employees, our business may be harmed. To manage the expected growth of our operations and personnel, it will need to improve its product, service, and software offerings, operational and financial systems, procedures and controls. This will be a special challenge if we acquire new operations using different systems. Our current and planned personnel, systems, procedures and controls may not be adequate to support our future operations. We may be unable to hire, train, retain and manage required personnel or to identify and take advantage of existing and potential strategic relationships and market opportunities.


Our revenue from products and services is subject to factors beyond our control

We expect to continue to receive revenues from providing products and services to companies providing retail VoIP services. These revenues may be affected by the financial condition of the parties with whom we will have business relationships. Reduction in these revenues, whether due to the softening of the demand for VoIP services or products in general or due to problems facing specific parties with whom we have commercial relationships, would adversely affect our results. In particular, a downturn in the U.S. or global economy, currency fluctuations, or continued weakness in the telecommunications sector could result in a softening in demand for our products, software, and services, and could reduce the availability of capital to our customers, who might then be forced to reduce their orders from us.

Furthermore, a terrorist attack such as occurred on 9/11 could impact the economy and consequently, demand for our services, products, and software.


Our business is dependent on outside manufacturers

As of the date of this current report, we do not manufacture any hardware in-house. Instead, Cirilium, Inc's "SOHO" (Small Office Home Office) and larger scale hardware is each "single-sourced" from one outside supplier, from two different manufacturers. While outsourcing enables us to retain greater flexibility and reduces our exposure to certain risks, and in some cases, results in lowered costs of manufacture, this strategy leaves us dependent on our outsourcing partner. If our outsourcing partner raises the prices it charges us for the manufacture of equipment we design and sell, we may be forced to reduce our profit margins, pass the higher prices on to the customer, or find a new supplier. If our outsourcing partner were to become insolvent or file for bankruptcy, we will be forced to find a new manufacturer.

To date, we have "single-sourced" all of our hardware. "Single sourcing" is the practice of purchasing all components for a particular piece of hardware from one manufacturer, which manufacturer produces equipment for numerous businesses competing with us. Single sourcing is intended to improve the quality of the products we sell, and avoid supplier bottlenecks, however deriving all of our equipment from one and only one manufacturer renders us especially vulnerable to the risks alluded to in the previous paragraph. Furthermore, by outsourcing our manufacturing, we incur the risk that the secrecy of our proprietary intellectual property may be compromised.

We do not have a long-term supply contract with this manufacturer and if we should fail to effectively manage our contract manufacturer relationship or if this manufacturer should experience delays, disruptions or quality control problems in its manufacturing operations, our ability to ship products to our customers could be delayed, which could adversely affect our business and financial results.

The long sales and implementation cycles for our products, as well as our expectation that customers will sporadically place large orders with short lead times may cause revenues and operating results to vary significantly from quarter to quarter.

A customer's decision to purchase our products involves a significant commitment of its resources and a lengthy evaluation and product qualification process. As a result, the sales cycle may be lengthy. Throughout the sales cycle, we often spend considerable time educating and providing information to prospective customers regarding the use and benefits of our products. Even after making the decision to purchase, customers tend to deploy the products slowly and deliberately. Timing of deployment can vary widely and depends on the skill set of the customer, the size of the network deployment, the complexity of the customer's network environment and the degree of hardware and software configuration necessary to deploy the products. Customers with large networks usually expand their networks in large increments on a periodic basis. Accordingly, we expect to receive purchase orders for significant dollar amounts on an irregular basis. These long cycles, as well as our expectation that customers will tend to sporadically place large orders with short lead times, may cause revenues and operating results to vary significantly and unexpectedly from quarter to quarter.

There are many risks associated with international operations

A significant portion of our current business is conducted with customers located outside of the United States and its territories. We continue to expand internationally, and currently, the market for VoIP products and services depends on international or cross-border services. International operations require management attention and resources. We have limited experience in localizing our service to conform to local cultures, standards and policies. In most countries, we must compete with local companies who understand the local market better than we do. We may not be successful in continuing to expand into international markets or in generating revenues from foreign operations. Some of these factors may cause our international costs to exceed our domestic costs of doing business.

At the present time, all of our accounts receivable for products or services, irrespective of the location of a customer or supplier, are in U.S. dollars. While we have no present intent of changing this practice, in the future, our management may decide that it is advantageous to do so. To the extent that the U.S. dollar increases in value relative to the currency in a country in which we do business or to another widely used currency such as the Euro, the cost of our products and services could increase, relative to the costs of competing products or services, whose prices are denominated in the local or other currency. In spite of our revenues being exclusively in dollars, such exchange rate fluctuations could damage our competitive position, and therefore our financial condition.

However, to the extent that the U.S. dollar decreases in value relative to foreign currencies, thereby reducing the buying power of the dollar, the cost of doing business with our foreign supplier may increase.

At the present time, we do not engage in any transactions to offset exchange-rate risk such as swaps, futures, or other hedging transactions. While we have no present intent of changing this practice, our management may decide in the future that hedging against exchange-rate risk is advantageous. If we do engage in hedging transactions, we would incur additional costs and risks.

Governmental regulations affecting the import or export of products could negatively affect our revenues.

The United States and various foreign governments have imposed controls, export license requirements and restrictions on the import or export of some technologies, especially encryption technology. In addition, from time to time, governmental agencies have proposed additional regulation of encryption technology, such as requiring the escrow and governmental recovery of private encryption keys. Governmental regulation of encryption technology and regulation of imports or exports, or our failure to obtain required export approval of encryption technologies could harm our international and domestic sales and adversely affect our revenues.


The geographic distance separating our headquarters and our bases of operations may harm us

Cirilium Holdings' management and headquarters are located in West Palm Beach, Florida. Both Cirilium's and Stitel's bases of operations are located in Tempe, Arizona. The physical separation between headquarters and operations may make headquarters and management less able to effectively supervise the operations personnel and less aware of the day-to-day activities and the problems faced by the operations personnel. This may have a negative impact on our operational results.

If Cirilium Holdings' or Stitel management were to elect to move the entire Cirilum or Stitel operations to a location closer to management, Cirilium or Stitel would incur substantial moving and relocation costs, costs which would not be recouped. Furthermore, Cirilium or Stitel personnel may refuse to relocate. See "Risk Factors", the subsection titled "We are dependent on key personnel".

The inability to expand our systems may limit our growth

We seek to generate a high volume of purchases of our software, hardware, and services. The satisfactory performance, reliability and availability of our services, hardware, and software are critical to our reputation and our ability to attract and retain large numbers of customers. Our revenues depend primarily on the number of hardware and software items sold, and the volume of services generated in support of these items. We need to expand and upgrade our technology both to meet anticipated increased demand for our hardware and software our site and to implement new features and functions, including those required under our contracts with third parties. We may be unable to accurately project the rate or timing of increases, if any, in the use of our service or to expand and upgrade our systems and infrastructure to accommodate any increases in a timely fashion.

In addition, we may add new features and functionality to our services that would result in the need to develop or license additional technologies. We capitalize hardware and software costs associated with this development in accordance with generally accepted accounting principles and include such amounts in property and equipment. Our inability to add additional software and hardware or to upgrade our technology to accommodate increased traffic or transaction volume could have adverse consequences. These consequences include unanticipated system disruptions, poor system performance or system failures, degradation in levels of customer support and impaired quality of the users' experiences of our service. Our failure to provide new features or functionality also could result in these consequences. We may be unable to effectively upgrade and expand our systems in a timely manner or to integrate smoothly any newly developed or purchased technologies with our existing systems. These difficulties could harm or limit our ability to expand our business.

System failures could harm our business

We have experienced system failures from time to time. In addition to placing increased burdens on our engineering staff, these outages create a flood of user questions and complaints that need to be addressed by our customer support personnel. Any unscheduled interruption in our service results in an immediate loss of revenues that can be substantial and may cause some users to switch to our competitors. If we experience frequent or persistent system failures, our reputation and brand could be permanently harmed. We have been taking steps to increase the reliability and redundancy of our systems. These steps are expensive, reduce our margins and may not be successful in reducing the frequency or duration of unscheduled downtime.

Our systems and operations are vulnerable to damage or interruption from earthquakes, floods, fires, power loss, telecommunication failures and similar events. They are also subject to break-ins, sabotage, intentional acts of vandalism and to potential disruption if the operators of these facilities have financial difficulties. We may not at all times maintain fully redundant systems or alternative providers of hosting services, and we do not carry business interruption insurance sufficient to compensate us for losses that may occur.

Despite any precautions we may take, the occurrence of a natural disaster or other unanticipated problems at any of our facilities could result in lengthy interruptions in our services. In addition, the failure to provide our required data communications capacity could result in interruptions in our service. Any damage to or failure of our systems could result in interruptions in our service. Interruptions in our service will reduce our revenues and profits, and our future revenues and profits will be harmed if our users believe that our systems are unreliable.

Regulation of the telecommunications industry could harm our operating results and future prospects.

The telecommunications industry is highly regulated and our business and financial condition could be adversely affected by the changes in the regulations relating to the telecommunications industry. Currently, there are few laws or regulations that apply directly to access to or commerce on data networks. We could be adversely affected by regulation of those networks and commerce occurring on them in any country where we operate. Such regulations could include matters such as voice over the Internet or using Internet Protocol, encryption technology, and access charges for service providers. The adoption of such regulations could decrease demand for our products, and at the same time increase the cost of selling our products, each of which could have a material adverse effect on our business, operating results and financial condition.

Our business has been seasonal

Our results of operations historically have been somewhat seasonal in nature because many VoIP end-users increase or reduce their activities during or around various holidays, which seasonality may affect our customers' purchases of products and/or services. Seasonal or cyclical variations in our business may become more pronounced over time and may harm our results of operations in the future.

We are dependent on the continued growth of the market for VoIP products and services

The business of providing VoIP products and services is new and dynamic. Our future net revenues and profits will be substantially dependent upon the growth and expansion of the market for VoIP products and services. Rapid growth in the use of and interest in VoIP products and services is a recent phenomenon. This increased acceptance and use may not continue. Even if the use of VoIP products and services accepted, concerns about fraud, privacy, reliability, pricing, and other problems may mean that a sufficiently broad base of consumers will not adopt VoIP telecommunications. Market acceptance for recently introduced services and products is highly uncertain, and there is a significant time lag before such services and products are considered "proven" by the market. In order to expand our user base, we must appeal to and acquire consumers who historically have used more traditional telecommunications products and services. If these consumers prove to be less willing to use VoIP products and services, or prove to be less active than our earlier users, and we are unable to gain efficiencies in our operating costs, including our cost of acquiring new customers, our business could be adversely impacted.

We are dependent on key personnel

Many of our employees have been working for Cirilium since its inception, which renders our future performance substantially dependent on the continued services of our management, engineers, consultants, technicians, employees, and other key personnel. Our future performance also will depend on our ability to retain and motivate our other officers and key personnel. The loss of the services of any of our executive officers, directors, or other key employees could harm our business. We do not maintain any key person life insurance policies. Our businesses are all dependent on attracting and retaining key personnel. The VoIP business, and the telecommunications business in general, is particularly dependent on specialists, technicians, engineers, and consultants, and these individuals' skills and experience with our specific products, software, and services.

In addition, employee turnover and other labor problems frequently increases during the period following an acquisition as employees evaluate possible changes in compensation, culture, reporting relationships and the direction of the business. These labor issues maybe more severe if employees receive no significant financial return from the acquisition transaction. Such increased turnover could increase our costs and reduce our future revenues. Our future success also will depend on our ability to attract, train, retain and motivate highly skilled technical, managerial, marketing and customer support personnel. Competition for these personnel is intense, especially for engineers and other professionals and we may be unable to successfully attract, integrate or retain sufficiently qualified personnel. In making employment decisions, particularly in high-technology industries such as ours, job candidates often consider the value of the stock options they are to receive in connection with their employment. Fluctuations in our stock price may make it more difficult to retain and motivate employees whose stock option strike prices are substantially above current market prices. We expect the competition for experienced technical and other personnel to intensify as the VoIP market expands.

Our market is intensely competitive

Depending on the product, software, or service offered, we currently or potentially compete with a number of companies providing similar particular products, software, and/or services.

A sample listing of providers of VoIP software, hardware, and/or services with whom we compete includes:

         Alcatel;
         AudioCodes;
         Avaya Communications;
         Cisco Systems;
         Encore Software;
         EyeBill;
         IBM;
         Lucent Technologies;
         NEC;
         Nexdial;
         Nortel;
         Quintum.

The above listing is not intended to be complete or to represent all aspects of the business of providing VoIP products, software, or services.

Competition among companies providing similar VoIP products, software, or services is very intense, particularly in the realm of price. Historically, prices paid by retail end-users for VoIP services are increasingly low, and such prices continue to fall. We believe that these prices may well continue to fall. We believe that this historical decline in price is the direct result of competition between providers of products, software, and services. As a result of the anticipated continued decline in retail pricing for VoIP products, software, and services, our profit margins may be reduced or we may be forced to sell products, software, or services at a loss.

Some of our competitors, including some of the firms listed above, are based outside of the United States, and therefore may be able to take advantage of lower labor costs than we can. Other competitors may have access to technology, products, or services, which may be proprietary in nature or are otherwise protected by patent or other intellectual property law. Companies competing with us may produce hardware, software, or services superior to ours, or products or services which are superior in a particular sub-sector, such as mobile VoIP telephony.

Some current and potential competitors have longer company operating histories, larger customer and seller bases and greater brand recognition than we do. Some of these competitors also have significantly greater financial, marketing, technical and other resources. Other businesses operating in our target markets may be acquired by, receive investments from or enter into other commercial relationships with larger, better-established and better-financed companies. As a result, some of our competitors with other revenue sources may be able to devote more resources to marketing and promotional campaigns, and adopt more aggressive pricing policies than we can. Increased competition may result in reduced operating margins, loss of market share and diminished value of our brand. We may be unable to compete successfully against current and future competitors.

In order to respond to changes in the competitive environment, we may, from time to time, make pricing, service or marketing decisions or acquisitions that could harm our business. For example, we may implement promotional campaigns, or reduce our pricing even further in order to remain competitive. New technologies may appear and have the effect of increasing competitive pressures by enabling our competitors to offer lower cost product or service.

Although we plan to establish arrangements with several regional, national, and international telecommunications providers, these arrangements may not be on commercially reasonable terms, or be available at all. Even if these arrangements are implemented, they may not result in increased sales of our products, software, or our services. In addition, we may be forced to offer preferential pricing, packaging, or support in order to finalize such arrangements.

Our business is dependent on the development and maintenance of the Internet infrastructure

As the term "VoIP" (Voice over Internet Protocol") implies, the success of our product, software, and service offerings will depend on the development and maintenance of the Internet infrastructure. We have no control over this aspect of our business. This includes maintenance of a reliable network backbone with the necessary speed, data capacity and security, as well as timely development of complementary products for providing reliable Internet access and services. The Internet has experienced, and is likely to continue to experience, significant growth in the numbers of users and amount of traffic. If the Internet continues to experience increased numbers of users, increased frequency of use or increased bandwidth requirements, the Internet infrastructure may be unable to support the demands placed on it. In addition, the performance of the Internet may be harmed by increased number of users or bandwidth requirements or by "viruses", "worms", "denial of service attacks" and similar programs. The Internet has experienced a variety of outages and other delays as a result of damage to portions of its infrastructure, and it could face outages and delays in the future. These outages and delays could reduce the level of Internet usage and the reliability of VoIP networks, which would affect the demand for our products, services, and software.

Our business is subject to security risks

A significant barrier to Internet commerce and communications is the secure transmission of confidential information over public networks. Our security measures may not prevent security breaches. Our failure to prevent security breaches could harm our business. Any compromise of our security could harm our reputation and, therefore, our business. In addition, a party who is able to circumvent our security measures could misappropriate proprietary information, customer information, or cause interruptions in our operations. We may need to expend significant resources to protect against security breaches or to address problems caused by breaches. These issues are likely to become more difficult as we expand the number of places where we operate. Security breaches could damage our reputation and expose us to a risk of loss or litigation and possible liability. Our insurance policies carry low coverage limits, which may not be adequate to reimburse us for losses caused by security breaches.

We may be unable to protect or enforce our own intellectual property rights adequately

We regard the protection of our patents, copyrights, service marks, trademarks, trade dress and trade secrets as critical to our success. We rely on a combination of patent, copyright, trademark, service mark and trade secret laws and contractual restrictions to protect our proprietary rights in products and services. We have entered into a limited number of confidentiality and invention assignment agreements with our employees and contractors, and nondisclosure agreements with parties with whom we conduct business in order to limit access to and disclosure of our proprietary information. These contractual arrangements and the other steps taken by us to protect our intellectual property may not prevent misappropriation of our technology or deter independent third-party development of similar technologies. We may pursue additional registration of our patents, trademarks and service marks in the U.S. and internationally.

Third parties may in the future assert claims or initiate litigation related to exclusive patent, copyright, trademark and other intellectual property rights to technologies and related standards that are relevant to us. The asserted claims and/or initiated litigation can include claims against us or our manufacturers, suppliers, or customers, alleging infringement of their proprietary rights with respect to our products. Regardless of the merit of these claims, they can be time- consuming, result in costly litigation, require us to develop non-infringing technologies or enter into license agreements. Furthermore, because of the potential for high court awards that are not necessarily predictable, even arguably unmeritorious claims may be settled for significant funds. If any infringement or other intellectual property claim made against us by any third party is successful, or if we fail to develop non-infringing technology or license the proprietary rights on commercially reasonable terms and conditions, our business, operating results and financial condition could be materially and adversely affected.

Effective patent, copyright, service mark, trademark, trade dress and trade secret protection is very expensive to maintain and may require litigation. Protection may not be available as a practical matter in every country in which our products, software, or services are made available. We expect to license in the future, certain of our proprietary rights, such as patents, trademarks or copyrighted material, to third parties. These licensees may take actions that might diminish the value of our proprietary rights or harm our reputation. We also rely on certain technologies that we license from third parties, the suppliers of key technologies, the operating system and specific hardware components for our service. Some or all of these third-party technology licenses may not continue to be available to us on commercially reasonable terms. The loss of these technologies could require us to obtain substitute technologies of lower quality or performance standards or at greater cost.

Because we outsource all of our manufacturing, we are forced to disclose certain of our proprietary information to our outsourcing partner. While we have entered into confidentiality agreements with this partner, covering all matters protected by intellectual property, we are forced to rely on our partner to adhere to these confidentiality agreements. See the section entitled: "Our business is dependent on outside manufacturers".

We are controlled by certain stockholders, executive officers and directors

Our executive officers and directors (and their affiliates) own a significant portion of our outstanding common stock. As a result, they have the ability to effectively control our company and direct our affairs and business, including the election of directors and approval of significant corporate transactions.
This concentration of control may have the effect of delaying, deferring or preventing a change in control of our company and may make some transactions more difficult or even impossible without the support of these executive officers and directors. Any of these events could decrease the market price of our common stock.


Dilution

In order to fund its growth, the Company will almost certainly need to raise investment capital in the near future, either through a private placement or a public distribution of securities. Should the Company sell any or all shares of common stock pursuant to a private or public sale of securities, the proportional interests of the existing stockholders shall be diluted.


Dividend Policy

The Company has never declared or paid cash dividends on its Common Stock. The payment of dividends rests within the discretion of our Board of Directors. The declaration and payment of dividends will depend upon, among other considerations, the Company's need for working capital, industry regulations, and its financial condition at the time. Management does not anticipate the Company will pay dividends in the foreseeable future.


Directors, Executive Officers, Promoters and Control Persons of Cirilium Holdings, Inc.

The directors and executive officers of the Company, their ages and positions held as of the date of this filing are set forth below:

  Name                 Age    Position(s) with Company
  ---------------------------------------------------
  Gerald C. Parker     61     Chairman
  Donald E. Lees       62     Chief Executive Officer and Director
  Robert W. Pearce     53     President and Director

(1) All directors hold office until the next annual meeting of our shareholders and until their successors have been elected and qualify. Officers serve at the pleasure of the Board of Directors. The officers and directors will devote such time and effort to the business and affairs of Cirilium Holdings as may be necessary to perform their responsibilities as our executive officers and/or directors.

Family Relationships

There are no family relationships between or among the executive officers and directors of the Company.

Business Experience

Gerald C. Parker, age 61, Cirilium's Chairman of the Board of Directors. Mr. Parker served as Chairman & CEO of St. James Capital Group from January 1997 until January 2000. During this time Mr. Parker was one of the Founders of Inktomi Corp., a publicly traded high technology company which develops scalable network applications and traffic servers. At its peak, Inktomi had a valuation in access of $20 billion dollars. He then served as Chairman of Investment Management America, a merchant bank specializing in investment capital, mergers and acquisitions from January 2000 until November of 2001. In that year he formed and served as CEO of Airways Express, an FAA Part 135 Air Charter Company, which served the SE United States and Bahamas markets. He remained in this capacity from November 2001 until June 2002. In June, 2002 he assumed the position of President with the International Monetary Group in Jupiter, Florida. In affiliation with its sister company, American Capital Corp., Mr. Parker handled all M & A work for investing that capital. He remained in that capacity until June 2003 when he formed St. James Investment Group, Inc., a private merchant banking group and Royal Palm Capital Group, Inc. a private investment company. He serves as Chairman of both St. James and Royal Palm and as CEO of St. James. Mr. Parker also currently serves as Chairman of the Board of Directors of Bidville, Inc., an online auction company currently reporting under the Exchange Act of 1934 and trading under the symbol "BVLE". Mr. Parker attended the Anderson Business College in Decatur, Alabama in the early 1960's as well as numerous business and management courses.


Donald E. Lees, age 62, is Cirilium's Chief Executive Officer and a member of the Board of Directors. Mr. Lees brings more than 35 years of experience with telecommunications voice and data technology. At Cirilium Holdings, he is responsible for directing all facets of the business. Prior to assuming the top leadership role at Cirilium Holdings, Mr. Lees was director of international business development for Heritage Communications Corporation. Before joining Heritage, he spent 22 years in senior management positions at Harris Corporation, working extensively in the international arena. In addition, he has held consulting assignments at Bell Labs in Holmdel, New Jersey. Mr. Lees also started two software companies, Computing Efficiency, Inc. and ComComp, Inc., which he took public and later merged them into larger organizations. He has actively participated in numerous acquisitions and mergers within the telecommunications industry.

Robert W. Pearce, age 53, is Cirilium's President and acting Secretary/Treasurer and a member of the Board of Directors. Mr. Pearce serves currently as president of St. James Investment Group, Inc., a full service merchant banking firm. He also holds the position of chief executive officer of Royal Palm Capital Group, Inc., an investment company. Previously, Mr. Pearce spent 12 years in the securities industry. He started his career with Prudential Securities in Palm Beach, Florida. Later, he acquired the Drexel Burnham office in Columbus, Ohio and successfully launched his own broker/dealer firm. This company was a major force in the consolidation of the cable television industry. After his broker/dealer firm was acquired in 1991, Mr. Pearce returned to his native state of Florida.

With opportunities evolving from deregulation, Mr. Pearce became active in the telecommunications industry. He launched one of the first, next-generation Class 5 tandem pre-paid switches in the industry. Successfully executing their exit strategy, Mr. Pearce's company was acquired by a tier two carrier in 1994. Following the acquisition, Mr. Pearce held key management positions in several successful telecommunications companies including Teleflex, a CLEC billing company and primary vendor for Siemens NA, and an international carrier building high speed termination routes in South America and the Middle East. Mr. Pearce is a keynote speaker at many telecommunications trade shows and serves on the board of several industry trade organizations. Mr. Pearce also currently serves as the Secretary, Treasurer and Director of Bidville, Inc., an online auction company currently reporting under the Exchange Act of 1934 and trading under the symbol "BVLE".

Employees and Consultants

On April 1, 2004, Cirilium Holdings executed an employment agreement with Donald
E. Lees whereby Mr. Lees shall serve as Chief Executive Officer for a term of three years. Compensation under the agreement consists of:

     (a) A one-time stock award of five hundred thousand (500,000) shares of restricted common stock of the Company awarded to Mr. Lees upon execution of the agreement.

     (b) During the Term of the agreement, Mr. Lees shall also be entitled to participate in such programs as vacation pay, medical benefits and other fringe benefit plans authorized from time to time by the Board of Directors of the Company in its discretion for employees of the Company.

     (c) Additional incentive compensation, if any, shall be at the discretion of the Board of Directors of the Company.

On April 1, 2004, Cirilium Holdings executed a consulting agreement with LeeWard Enterprises CTI, Inc., a Florida corporation ("LeeWard"), for a term of one year. Under the terms of the agreement, LeeWard shall expend reasonable best efforts to assist the Company in strategic developments, asset management, customer development, operations and all aspects of the Company as directed by the Board of Directors. In consideration for the Services, LeeWard shall receive annual compensation in the amount of eighty four thousand dollars ($84,000), payable in equal bi-monthly payments beginning from the date of this Agreement.

LeeWard is required to maintain accurate written records of contacts made pursuant to this Consulting Agreement, and agrees to give the Company copies of such records upon request. This duty to maintain and provide such records upon request to the Company shall survive the termination of the Consulting Agreement. Donald E. Lees is LeeWard's president and majority shareholder, and as such, a conflict of interest may be deemed to exist.

On March 19, 2004, Cirilium Holdings executed an executive employment agreement with Gerald C. Parker, who shall serve as Chairman of the Board of Directors for a term of three years. For such services, Mr. Parker shall be compensated in the following manner:

     (a) Annual base compensation of One Hundred Thousand Dollars ($100,000) per year.

     (b) Compensation in the form of options to purchase three hundred thousand (300,000) shares of restricted common stock in the Company. The exercise price of the options shall be $.0001 per share. All such options shall vest according to the following schedule:


Vesting Date                                Number of Shares

At the end of the 12th month from the
date of this Agreement                            100,000
At the end of the 24th month from the
date of this Agreement                            100,000
At the end of the 36th month from the
date of this Agreement                            100,000
----------------------------------------- ------------------


     (c) Additional incentive compensation, if any, shall be at the discretion of the Board of Directors of the Company.

     (d) During the term of the agreement, Mr. Parker shall also be entitled to participate in such programs as vacation pay, medical benefits and other fringe benefit plans authorized from time to time by the Board of Directors of the Company in its discretion for employees of the Company.

On May 24, 2004, Cirilium Holdings executed and executive employment agreement with Robert W. Pearce, whereby Mr. Pearce shall serve as President and acting Secretary/Treasurer for a term of three years. Under the terms of the agreement, Mr. Pearce shall receive:

     (a) Options to purchase two hundred thousand (200,000) shares of restricted common stock of the Company. All such options shall vest according to the following schedule:

Vesting Date                                Number of Shares

At the end of the 12th month from the
date of this Agreement                             66,666
At the end of the 24th month from the
date of this Agreement                             66,667
At the end of the 36th month from the
date of this Agreement                             66,667
----------------------------------------- ------------------
The exercise price of said options shall be $.0001 per share.

     (b) Additional incentive compensation, if any, shall be at the discretion of the Board of Directors of the Company.

     (c) Mr. Pearce shall also be entitled to participate during the term of the agreement in such programs as vacation pay, medical benefits and other fringe benefit plans as authorized from time to time by the Board of Directors of the Company, in its discretion, for employees of the Company.

Compliance with Section 16(A) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's outstanding Common Stock, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock. Such persons are required by SEC regulation to furnish the Company with copies of all such reports they file.

To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representation that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners have been complied with.

Executive Compensation

Name and               Year     Annual         Annual      Annual       LT            LT         LTIP      All
Post                            Comp           Comp        Comp         Comp         Comp       Payouts   Other
                                Salary         Bonus       Other        Rest         Options
                                   (1)         ($)                      Stock          (5)                 (1)
----------------------------------------------------------------------------------------------------------------
Gerald C. Parker,     2003     $0
Chairman
                      2004     $20,833                                               300,000

Donald Lees, CEO      2002     $72,975(2)
and Director
                      2003     $11,954(2)

                      2004     $21,000(3)                              500,000

Robert W. Pearce,     2002     $27,148(4)
President and
Director              2003     $42,298(4)

                      2004     $0                                                    200,000

-----------------------------------------------------------------------------------------------------------------

(1) All other compensation includes certain health and life insurance benefits paid by the Company on behalf of its employees.
(2) Donald E. Lees served as President of Cirilium, Inc. from the end of 2002 until the beginning of 2003 and as such, he was a salaried employee compensated in the amount shown.
(3) Mr. Lees is the President and majority shareholder of LeeWard Enterprises CTI, Inc. ("LeeWard"), a Florida corporation with which Cirilium Holdings executed a consulting agreement on April 1, 2004. Under the terms of such agreement, LeeWard receives annual compensation in the amount of $84,000 for a term of one year. As of May 28, 2004, LeeWard had received $21,000 in compensation under the agreement.
(4) Robert W. Pearce served as Vice President of Sales of Cirilium, Inc. from the end of 2002 until the beginning of 2003 and as such, he was a salaried employee compensated in the amount shown.
(5) Each executive officer's options will vest in one-third increments in accordance with the terms of each executive officer's respective employment agreements as described above.

Stock Option Plan

On May 28, 2004, the Company entered into a Share Exchange Agreement ("Agreement") with Cirilium Holdings whereby Cirilium Holdings would become a subsidiary of the Company. The Agreement provides for (i) 100% of the shares of Cirilium Holdings to be acquired by the Company in exchange for 25,591,801 shares of common stock of the Company; (ii) the establishment of a new Board of Directors; and, (iii) a total issued and outstanding shares of the Company immediately after the closing of 30,788,483.

In accordance with the Agreement, on the Closing Date the Company assumed all obligations of Cirilium holdings. This Agreement evidences the assumption of stock options to Cirilium Holdings' employees to purchase Cirilium Holdings restricted common stock. The Plan allows for a total of 2,500,000 shares of restricted common stock to be exercised by employees over a three-year period. The Company shall therefore assume all obligations under this Plan.

Unless the context otherwise requires, any references in the Plan and the Option Agreement (i) to "Cirilium Holdings, Inc.," the "Company" or the "Corporation" now means SK Technologies, (ii) to "Stock," "Common Stock" or "Shares" means shares of SK Technologies Restricted Common Stock, (iii) to the "Board of Directors" or the "Board" means the Board of Directors of SK Technologies and
(iv) to the "Committee" means the Compensation Committee, if any, of the SK Technologies Board of Directors. All references in the Option Agreement and the Plan relating to status as an employee of Cirilium Holdings will now refer to status as an employee of SK Technologies or any SK Technologies subsidiary should the employee's employment ever be transitioned from SK Technologies to any other subsidiary of SK Technologies without a break in service). To the extent the Option Agreement allows an employee to deliver shares of Cirilium Holdings restricted common stock as payment for the exercise price of

Employee's Cirilium Holdings Option, shares of SK Technologies restricted common stock may be delivered in payment of the adjusted exercise price, and the period for which such shares were held as Cirilium Holdings common stock prior to the Acquisition will be taken into account.

The grant date, vesting commencement date, vesting schedule and expiration date of the assumed Cirilium Holdings Option remain the same as set forth in the Option Agreement, but the number of shares subject to each vesting installment and the exercise price per share have been adjusted to reflect the Exchange Ratio. All other provisions which govern either the exercise or the termination of the assumed Cirilium Holdings Option remain the same as set forth in the Option Agreement, and the provisions of the Option Agreement (except as expressly modified by this Agreement and the Acquisition) will govern and control employee's rights under this Agreement to purchase shares of SK Technologies Restricted Common Stock.


Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information as of May 28, 2004, regarding the ownership of the Company's Common Stock by each shareholder known by the Company to be the beneficial owner of more than five percent (5%) of its outstanding shares of Common Stock, each director and all executive officers and directors as a group. Except as otherwise indicated, each of the shareholders has sole voting and investment power with respect to the share of Common Stock beneficially owned.

Name and Address of           Title of     Amount and Nature of    Percent of
Beneficial Owner                 Class      Beneficial Owner         Class
------------------------------------------------------------------------------

Gerald C. Parker                 Common             0(2)              0%(2)

Donald E. Lees                   Common       500,000               1.6%

Robert W. Pearce                 Common             0                 0%

All Executive Officers and       Common             0               1.6%
Directors as a Group
(Three (3) persons)

Heritage Communications Corp.    Common     2,700,000               8.8%

Royal Palm Capital Group, Inc.   Common    12,000,000              39.0%(2)

St. James Investment Group, Inc. Common     2,000,000               6.5%(2)
----------------------------------------

(1)  The address for each of the above is c/o SK Technologies  Corporation,  625
     N. Flagler Drive, Suite 509, West Palm Beach, FL 33401.
(2) Gerald C. Parker owns 54.75% of St. James Investment Group, Inc. and 51% of Royal Palm Capital Group, Inc. He may be deemed a "control person" of either St. James, Royal Palm or both. In the event Mr. Parker is deemed a control person in either of these entities, he may be deemed to beneficially own or control the shares of the Company owned by that entity.

ITEM  7. FINANCIAL STATEMENTS AND EXHIBITS.

On May 28, 2004, SK Technologies Corporation (the "Company") executed an Agreement and Plan of Share Exchange with Cirilium Holdings, Inc. and its subsidiaries, Cirilium, Inc., a Florida corporation, and StiTel Systems, Inc., an Arizona corporation, whereby the Company exchanged 25,591,801 shares of the Company's restricted, unregistered common stock for 100.0% of the issued and outstanding common stock of Cirilium Holdings, thereby making Cirilium Holdings a wholly-owned subsidiary of the Company, with two wholly-owned subsidiaries of its own, Cirilium, Inc. and StiTel Systems, Inc.

The acquisition of Cirilium Holdings on May 28, 2004, by the Company effected a change in control and was accounted for as a "reverse acquisition" whereby Cirilium Holdings is the accounting acquirer for financial statement purposes. Accordingly, for all periods subsequent to the May 28, 2004 transaction, the financial statements of the Company reflect the historical consolidated financial statements of Cirilium Holdings, Inc. from its inception in September 2001 and the operations of the Company subsequent to the transaction. Further, in conjunction with the change in control of SK Technologies Corporation, the new management team changed the Company's fiscal year-end from March 31 to April 30.

     (a) Financial statements of business acquired.

          (1) Financial statements of Cirilium Holdings, Inc., a Delaware corporation are attached hereto. (Financials Statements start on Page F-1)

     (b) Pro forma financial information.

          (1) Pro forma financial information regarding the Reorganization are attached hereto. (Pro forma financials start on Page Proforma-1)

     (c) Exhibits


Exhibit No.    Description
----------------------------------------------------------------------
2.2     *      Share Exchange Agreement between SK Technologies  Corporation and
               Cirilium Holdings, Inc. and its subsidiaries,  Cirilium, Inc. and
               StiTel Systems, Inc. dated May 28, 2004.

2.3     *      Acquisition   Agreement   between  Cirilium   Holdings  Inc.  and
               Cirilium, Inc. dated February 10, 2004.

2.4     *      Investment  Agreement between Cirilium Holdings,  Inc. and Stitel
               Systems, Inc. dated March 15, 2004, and Supplementary Agreement and Addendum.

10.17   *      Executive  Employment  Agreement between Cirilium Holdings,  Inc.
               and Donald E. Lees, dated April 1, 2004.

10.18   *      Executive  Employment  Agreement between Cirilium Holdings,  Inc.
               and Gerald C. Parker, dated March 19, 2004.

10.19   *      Executive  Employment  Agreement between Cirilium Holdings,  Inc.
               and Robert W. Pearce, dated May 24, 2004.

10.20   *      Consulting Agreement between Cirilium Holdings,  Inc. and LeeWard
               Enterprises CTI, Inc. dated April 1, 2004.

10.21   *      Lease  Agreement  between  Cirilium,  Inc.  (Tenant)  and Calwest
               Industrial Properties, LLC (Landlord) dated December 1, 1992 and revised October 8, 1997.

10.22   *      Lease  Agreement  between  Cirilium,   Inc.  (Lessee)  and  Miley
               Development dated January 1, 2004.

31.1     *     Certification  pursuant to Section 302 of the  Sarbanes-Oxley Act of 2002.

31.2     *     Certification  pursuant to Section 302 of the  Sarbanes-Oxley Act of 2002.

32.1     *     Certification  pursuant to Section 906 of the  Sarbanes-Oxley Act of 2002.

32.2     *     Certification  pursuant to Section 906 of the  Sarbanes-Oxley Act of 2002.

---------------------
         *     Filed Herewith.





ITEM 7A. CONTROLS AND PROCEDURES.

As required by Rule 13a-15 under the Exchange Act, within the 90 days prior to the filing date of this report, the Company carried out an evaluation of the effectiveness of the design and operation of the Company's disclosure controls and procedures. This evaluation was carried out under the supervision and with the participation of the Company's management, including the Company's President, Chief Executive and Chief Financial Officer. Based upon that evaluation, the Company's President, Chief Executive and Chief Financial Officer concluded that the Company's disclosure controls and procedures are effective. There have been no significant changes in the Company's internal controls or in other factors, which could significantly affect internal controls subsequent to the date the Company carried out its evaluation.

Disclosure controls and procedures are controls and other procedures that are designed to ensure that information required to be disclosed in Company reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Securities and Exchange Commission's rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed in Company reports filed under the Exchange Act is accumulated and communicated to management, including the Company's Chief Executive and Chief Financial Officer as appropriate, to allow timely decisions regarding required disclosure.

ITEM 8.   CHANGE IN FISCAL YEAR.

Concurrent with the May 28, 2004 transaction, Management elected to change the Company's fiscal year-end from March 31 to April 30. The Company's next periodic filing in accordance with the Securities Exchange Act of 1934, as amended, will be a Form 10-KSB for the transition period from April 1, 2004 to April 30, 2004, to be filed on or before July 29, 2004.


                                   SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.


                                                 SK Technologies Corporation
                                                  -------------------------
                                                        (Registrant)


Date: June 1, 2004

               By:      /s/ Gerald C. Parker
                        ----------------------------------------------
                        Gerald C. Parker, Chairman


               By:      /s/ Donald E. Lees
                        ----------------------------------------------
                        Donald E. Lees, CEO and Director


               By:      /s/ Robert W. Pearce
                        ----------------------------------------------
                        Robert W. Pearce, President, Secretary,
                        Treasurer and Director

                           SK TECHNOLOGIES CORPORATION



                          INDEX TO FINANCIAL STATEMENTS




CIRILIUM, INC.
FINANCIAL STATEMENTS (AUDITED) FOR THE YEAR ENDED
APRIL 30, 2003, AND FOR THE PERIOD FROM
INCEPTION (SEPTEMBER 26, 2001) TO APRIL 30, 2002                        F-1


CIRILIUM, INC.
FINANCIAL STATEMENTS (UNAUDITED) AS OF JANUARY 31, 2004,
AND APRIL 30, 2003 AND FOR THE THREE AND NINE MONTHS ENDED
JANUARY 31, 2004 AND 2003                                               F-13



PROFORMA CONSOLIDATED FINANCIAL INFORMATION                             F-25

                                 CIRILIUM, INC.

                              FINANCIAL STATEMENTS

                               FOR THE YEAR ENDED
                     APRIL 30, 2003, AND FOR THE PERIOD FROM
                INCEPTION (SEPTEMBER 26, 2001) TO APRIL 30, 2002

                          Independent Auditor's Report



The Board of Directors
Cirilium, Inc.
Melbourne, Florida

We have audited the accompanying balance sheets of Cirilium, Inc. as of April 30, 2003 and 2002, and the related statements of loss, changes in stockholder's deficit and cash flows for the year ended April 30, 2003, and for the period from inception (September 26, 2001) to April 30, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cirilium, Inc. as of April 30, 2003 and 2002, and the results of its operations and its cash flows for the year ended April 30, 2003, and for the period from inception (September 26, 2001) to April 30, 2002, in conformity with accounting principles generally accepted in the United States of America.



/s/ Chastang, Ferrell, Sims & Eiserman, L.L.C.

March 11, 2004
Winter Park, Florida

                                 CIRILIUM, INC.
                                 BALANCE SHEETS
                             APRIL 30, 2003 AND 2002


ASSETS
                                                              2003                       2002
                                                    --------------------------- ------------------------
Current assets:
Cash and cash equivalents (note 2)                  $                    23,366 $                 41,440
Accounts receivable, net (note 2)                                        65,241                  235,374
Related party receivables (note 7)                                      145,286                    2,868
Prepaid expenses                                                              -                   80,000
Inventories, net (note 2)                                               721,737                  718,980
Capital lease receivable (notes 2 and 8)                                 59,697                        -
                                                    --------------------------- ------------------------

Total current assets                                                  1,015,327                1,078,662
                                                    --------------------------- ------------------------

Property and equipment (note 2):
Telecommunication equipment                                             249,180                  211,360
Computer equipment                                                        2,480                    1,298
Office equipment                                                          1,569                    1,569
                                                                        253,229                  214,227
Less:  accumulated depreciation                                        (119,261)                 (44,183)
                                                    --------------------------- ------------------------

Net property and equipment                                              133,968                  170,044
                                                    --------------------------- ------------------------

Other assets:
Capital lease receivable (notes 2 and 8)                                110,222                       -
Deposits                                                                  7,980                   8,270
                                                    --------------------------- ------------------------

Total other assets                                                      118,202                    8,270

Total assets                                        $                 1,267,497 $              1,256,976
                                                    =========================== ========================


     The accompanying notes are an integral part of the financial statements

                                 CIRILIUM, INC.
                                 BALANCE SHEETS
                             APRIL 30, 2003 AND 2002


LIABILITIES AND STOCKHOLDER'S DEFICIT
                                                              2003                       2002
                                                    --------------------------- ------------------------
Current liabilities:
Accounts payable                                     $                  177,580 $                173,970
Accrued expenses                                                        183,897                   16,448
Related party payable (note 7)                                        1,883,012                  173,246
Customer deposits (note 2)                                                    -                    3,872
Notes payable (notes 2, 3 and 5)                                        894,000                  880,000

Total current liabilities                                             3,138,489                1,247,536
                                                    --------------------------- ------------------------

Long-term liabilities:
Notes payable (notes 2, 3 and 5)                                              -                  211,000

Total liabilities                                                     3,138,489                1,458,536
                                                    --------------------------- ------------------------

Commitments and contingencies
(notes 2, 4 and 10)                                                           -                        -

Stockholder's deficit (notes 5, 7 and 9):
Common stock, $1.00 par, 100,000 shares authorized,
70,000 shares issued and outstanding                                     70,000                   70,000
Additional paid-in capital                                              930,000                  930,000
Accumulated deficit                                                  (2,870,992)              (1,201,560)
                                                    --------------------------- ------------------------

Total stockholder's deficit                                          (1,870,992)                (201,560)

Total liabilities and stockholder's deficit         $                 1,267,497 $              1,256,976
                                                    =========================== ========================



     The accompanying notes are an integral part of the financial statements

                                 CIRILIUM, INC.
                               STATEMENTS OF LOSS
              FOR THE YEAR ENDED APRIL 30, 2003, AND FOR THE PERIOD
              FROM INCEPTION (SEPTEMBER 26, 2001) TO APRIL 30, 2002


                                                              2003                       2002
                                                    --------------------------- ------------------------
Revenue (notes 2 and 7):
Hardware                                              $             1,340,087   $              1,228,275
Other                                                                  78,524                     36,553
                                                    -------------------------   ------------------------

Total revenue                                                       1,418,611                  1,264,828
                                                    -------------------------   ------------------------

Cost of sales:
Hardware                                                              591,582                    446,810
Other                                                                  35,419                     21,193

Total cost of sales                                                   627,001                    468,003
                                                    -------------------------   ------------------------

Gross profit                                                          791,610                    796,825
                                                    -------------------------   ------------------------

Operating expenses (notes 4 and 6):
Payroll expense                                                     1,658,470                  1,131,726
General and administrative expenses                                   725,088                    650,760
Depreciation (note 2)                                                  75,078                     44,183
Bad debt expense (note 2)                                              11,194                    171,729

Total operating expenses                                            2,469,830                  1,998,398
                                                    -------------------------   ------------------------

Other income (expense):
Other expense                                                            (286)                         -
Interest expense (note 5)                                                (295)                         -
Interest income (note 8)                                                9,369                         13

Total other income (expense)                                            8,788                         13

Net loss before income tax expense (benefit)                       (1,669,432)                (1,201,560)

Income tax expense (benefit) (note 2)                                       -                          -
                                                    -------------------------   ------------------------

Net loss                                            $              (1,669,432)  $             (1,201,560)
                                                    =========================   ========================

Loss per share:
Net loss per share, basic and diluted               $                  (23.85)  $                 (17.17)
                                                    =========================   ========================

Weighted average shares outstanding,
basic and diluted                                                      70,000                     70,000
                                                    =========================   ========================



     The accompanying notes are an integral part of the financial statements

                                 CIRILIUM, INC.
                 STATEMENTS OF CHANGES IN STOCKHOLDER'S DEFICIT
              FOR THE YEAR ENDED APRIL 30, 2003, AND FOR THE PERIOD
              FROM INCEPTION (SEPTEMBER 26, 2001) TO APRIL 30, 2002


                                                                     Additional
                                       Common           Paid-in      Accumulated
                                       Stock            Capital        Deficit           Total
                                    ---------------   -------------  ------------  --------------

Balance, September 26, 2001          $            -   $           -  $          -  $            -

Issuance of common
stock (note 1)                               70,000         930,000             -       1,000,000

Net loss                                          -               -    (1,201,560)     (1,201,560)

Balance, April 30, 2002                      70,000         930,000    (1,201,560)       (201,560)

Net loss                                          -               -             -      (1,669,432)

Balance, April 30, 2003             $        70,000   $     930,000  $ (2,870,992) $   (1,870,992)
                                    ===============   =============  ============  ===============




     The accompanying notes are an integral part of the financial statements

                                 CIRILIUM, INC.
                             STATEMENTS OF CASH FLOW
              FOR THE YEAR ENDED APRIL 30, 2003, AND FOR THE PERIOD
              FROM INCEPTION (SEPTEMBER 26, 2001) TO APRIL 30, 2002




                                                                    2003                2002
                                                             -----------------   -----------------
Cash flows from operating activities:
Net loss                                                     $      (1,669,432)  $      (1,201,560)
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:
Bad debt expense                                                        11,194             171,729
Depreciation                                                            75,078              44,183
Changes in noncash assets and liabilities,
net of effects of noncash transactions:
(Increase) decrease in accounts receivable                             158,939             (15,857)
Increase in related party receivables                                 (142,418)             (2,868)
(Increase) decrease in prepaid expense                                  80,000             (80,000)
(Increase) decrease in inventories                                      (2,757)            198,791
(Increase) decrease in deposits                                            290              (8,270)
Increase in accounts payable                                             3,610             173,970
Increase in accrued expenses                                           167,449              16,448
Increase in related party payable                                    1,709,766             173,246
Increase (decrease) in customer deposits                                (3,872)              3,872

Net cash provided by (used in) operating activities                    387,847            (526,316)
                                                             -----------------   -----------------

Cash flows from investing activities:
Capital expenditures                                                   (39,002)             (2,867)
Advance under capital lease receivable                                (199,450)                  -
Cash paid for acquisition                                                    -            (200,000)
Cash received from acquisition                                               -              39,623
Principal payments received under capital leases receivable             29,531                   -

Net cash used in investing activities                                 (208,921)           (163,244)
                                                             -----------------   -----------------

Cash flows from financing activities:
Capital contribution                                                         -           1,000,000
Principal payments on notes payable                                   (197,000)           (269,000)
                                                             -----------------   -----------------

Net cash provided by (used in) financing activities                   (197,000)            731,000

Net increase (decrease) in cash and cash equivalents                   (18,074)             41,440

Cash and cash equivalents, beginning of period                          41,440                   -
                                                             -----------------   -----------------

Cash and cash equivalents, end of period                     $          23,366   $          41,440
                                                             =================   =================
Supplemental disclosures on cash flows:
  Interest paid                                              $             295   $               -
                                                             =================   =================
  Income taxes paid                                          $               -   $               -
                                                             =================   =================



     The accompanying notes are an integral part of the financial statements

                                 CIRILIUM, INC.
                          NOTES TO FINANCIAL STATEMENTS
            FOR THE YEAR ENDED APRIL 30, 2003 AND FOR THE PERIOD FROM
                INCEPTION (SEPTEMBER 26, 2001) TO APRIL 30, 2002


Note 1 - Organization:

Cirilium, Inc. (the "Company") was incorporated in the State of Florida on September 26, 2001. As of the date of the accompanying financial statements, Cirilium, Inc. is a wholly-owned subsidiary of Heritage Communications Corporation (the "Parent Company"), a corporation located in Melbourne, Florida (see Note 9 regarding subsequent sale of the Company's stock). The Company develops and deploys Voice Over Internet Protocol systems to carriers, service providers and networked enterprises. The Company is located in Melbourne, Florida, with a branch in Arizona.

Note 2 - Summary of Significant Accounting Policies:

Cash and Cash Equivalents

For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Accounts Receivable

Bad debts are recorded using the reserve method. At April 30, 2003 and 2002, an allowance for doubtful accounts has been recorded in the amount of $11,365 and $151,606, respectively.

Inventories

Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method. At April 30, 2003, a reserve for obsolete and slow moving inventory was recorded in the amount of $38,496 and is recorded in cost of sales-hardware in the accompanying statement of loss for the year ended April 30, 2003.

Property and Equipment

Telecommunication equipment, computer equipment and office equipment are recorded at cost. Additions, improvements and expenditures that significantly extend the useful life of an asset are capitalized. Expenditures for repairs and maintenance are charged to operations as incurred. Depreciation is computed on the straight-line method, over useful lives ranging from 3 to 7 years. Depreciation expense for property and equipment was $75,078 and $44,183 for the year ended April 30, 2003, and for the period from inception (September 26, 2001) to April 30, 2002, respectively.

Leases

The Company leases equipment under sales-type and direct financing leases. Capital lease receivable is recorded at the net amount receivable. Interest income is recorded as earned.

                                 CIRILIUM, INC.
                          NOTES TO FINANCIAL STATEMENTS
            FOR THE YEAR ENDED APRIL 30, 2003 AND FOR THE PERIOD FROM
                INCEPTION (SEPTEMBER 26, 2001) TO APRIL 30, 2002

Note 2 - Summary of Significant Accounting Policies (Continued):

Customer Deposits

Customer deposits represents money received in advance for anticipated future revenue.

Income Taxes

The Company files a consolidated tax return with the Parent Company. No tax sharing arrangement exists between the Company and the Parent Company. Therefore, all income taxes are recorded at the Parent Company level. The Company has generated significant losses in fiscal 2002 and 2003. The benefit of the losses generated were recorded by the Parent Company. Had the Company treated their financial statements as if they were a stand-alone entity, no income tax expense (benefit) related to any deferred tax asset (liability) would have been reflected on the accompanying financial statements because a valuation allowance would have been provided for the entire amount. As a result, no provision or benefit has been reflected on the accompanying financial statements to record current or deferred income taxes for events that have been recognized in the financial statements.

Employee Retirement Benefits

The Company has a Savings  Incentive  Match Plan for  Employees  as described in
Section 408(p) of the Internal Revenue Code of 1986. Employees may contribute up to $8,000 of their salary to the plan and the Company makes a matching contribution, up to 3% of compensation. Profit sharing expense was $20,471 and $9,870 for the year ended April 30, 2003, and for the period from inception (September 26, 2001) to April 30, 2002, respectively, and is included in general and administrative expenses in the accompanying statements of loss.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Concentrations

Financial instruments that potentially subject the Company to concentrations of credit risk include accounts receivable and capital lease receivable. As of April 30, 2003, and for the period from inception (September 26, 2001) to April 30, 2002, the Company had outstanding receivable balances due from three customers, which constituted approximately 76% and 77%, respectively, of the net accounts receivable balances. For the year ended April 30, 2003, and for the period from inception (September 26, 2001) to April 30, 2002, the Company recognized approximately 69% and 70%, respectively, of its sales from two customers.

                                 CIRILIUM, INC.
                          NOTES TO FINANCIAL STATEMENTS
            FOR THE YEAR ENDED APRIL 30, 2003 AND FOR THE PERIOD FROM
                INCEPTION (SEPTEMBER 26, 2001) TO APRIL 30, 2002



Note 2 - Summary of Significant Accounting Policies (Continued):

Financial Instruments

The Company grants credit to customers in the U.S. Financial instruments subject to credit risk include accounts receivable and capital lease receivable. Consequently, the Company's ability to collect the amounts due from customers may be affected by economic fluctuations in the U.S.

Fair Values of Financial Instruments

The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

          Cash and cash equivalents, capital lease receivable, and notes payable: The carrying amounts reported in the balance sheets approximate fair values because of the short maturities of those instruments and rates available for similar instruments.

Note 3 - Acquisition:

On October 30, 2001, the Company purchased certain receivables, inventory, equipment and technology from Cirilium Corporation for $200,000 cash and three notes payable totaling $1,360,000 (see note 5).

Note 4 - Lease Obligations:

Operating Leases

The Company leases office space in Tempe, Arizona under an operating lease. Monthly rent for this lease is $4,018 and expires in September 2003. In June 2003, the lease was renewed for an additional 24 months, expiring in October 2005. Monthly rent during the renewal period will be $4,847 and $4,960 for the years ended October 31, 2004 and 2005, respectively. Annual rent expense under this operating lease amounted to $58,358 and $50,520 for the year ended April 30, 2003, and for the period from inception (September 26, 2001) to April 30, 2002, respectively, and is included in general and administrative expenses in the accompanying statements of loss.

In January 2004, the Company entered into a lease agreement to rent office space in Melbourne, Florida. Monthly rent for this lease is $4,287 plus applicable sales tax. The monthly rental is subject to annual increases based on the Consumer Price Index. The lease term is for sixty months and expires in December 2008. The lease has an option to extend the term for an additional five years under the same terms and conditions.

                                 CIRILIUM, INC.
                          NOTES TO FINANCIAL STATEMENTS
            FOR THE YEAR ENDED APRIL 30, 2003 AND FOR THE PERIOD FROM
                INCEPTION (SEPTEMBER 26, 2001) TO APRIL 30, 2002

Note 4 - Lease Obligations (Continued):

Operating Leases (Continued)

The  following  is  a  schedule  by  years  of  future  minimum   rentals  under
noncancelable operating leases with terms in excess of one year for years subsequent to April 30, 2003:

Note 5 - Notes Payable:

On October 30, 2001, the Company entered into three notes payable with Cirilium Corporation in conjunction with the purchase of certain assets of Cirilium Corporation. Principal payments of $80,000 were due monthly and the notes payable had no stated interest rates. These notes originally matured at various times through July 2003 and were guaranteed by the Parent Company. The Company was unable to comply with the payment terms for these notes. The holder of these notes did not demand repayment. All amounts owed under these notes have been classified as currently due as of April 30, 2003. The total outstanding balance at April 30, 2003 and 2002, for these three notes was $894,000 and $1,091,000, respectively. The outstanding principal balance under one note is convertible to common shares of Cirilium, Inc. if the Company fails to repay this note.

In January 2004, the Company entered into an agreement to convert $500,000 of the outstanding balance owed under these three notes to 50,000 shares of the Parent Company's common stock. In addition, the Parent Company issued a new promissory note to the previous holder of the above notes, in the principal amount of $164,500, payable in nine equal monthly installments. The Company accounted for these items by recording additional amounts owed to the Parent Company. At the same time, the Parent Company converted these amounts to additional investment by the Parent Company and recorded $664,500 as additional paid-in capital on the Company's financial statements. The remaining outstanding balance owed at that time of $224,500 was forgiven.

Note 6 - Advertising Costs:

Advertising costs are expensed as incurred. Advertising expenses totaled $26,064 and $29,147 for the year ended April 30, 2003, and for the period from inception (September 26, 2001) to April 30, 2002, respectively, and is included in general and administrative expenses in accompanying statements of loss.

                                 CIRILIUM, INC.
                          NOTES TO FINANCIAL STATEMENTS
            FOR THE YEAR ENDED APRIL 30, 2003 AND FOR THE PERIOD FROM
                INCEPTION (SEPTEMBER 26, 2001) TO APRIL 30, 2002

Note 7 - Related Party Transactions:

The Company has receivables due from related parties of $145,286 and $2,868 at April 30, 2003 and 2002, respectively. These amounts represent trade receivables related to sales to the Parent Company and other related parties through common ownership.

At  April  30,  2003  and  2002,  the  Company  owed  $1,883,012  and  $173,246, respectively, to the Parent Company for advances to fund operations. In December 2003, the net outstanding balance owed to the Parent Company was converted to additional investment in the Company and was recorded as additional paid in capital at that time.

During the year ended April 30, 2003, and for the period from inception (September 26, 2001) to April 30, 2002, the Company had sales of $571,094 and $590,148, respectively, to the Parent Company. In addition, during the year ended April 30, 2003, the Company had sales of $47,020 to a related party through common ownership.

Note 8 - Capital Lease Receivable:

The following is a schedule by year of future minimum lease payments to be received for years subsequent to April 30, 2003:

Note 9 - Subsequent Event:

On February 10, 2004, the Parent Company and all other stockholders of the Company entered into an agreement to sell 100% of their shares in Cirilium, Inc. to Cirilium Holdings, Inc. in exchange for a $635,000 note receivable and 6,000,000 shares of common stock of Cirilium Holdings, Inc. Cirilium Holdings, Inc. intends to raise additional capital of not less than $1,000,000. If the additional capital is not raised within a specified time, the Parent Company will receive a transfer of additional shares in Cirilium Holdings, Inc. from another stockholder of Cirilium Holdings, Inc.

                                 CIRILIUM, INC.
                          NOTES TO FINANCIAL STATEMENTS
            FOR THE YEAR ENDED APRIL 30, 2003 AND FOR THE PERIOD FROM
                INCEPTION (SEPTEMBER 26, 2001) TO APRIL 30, 2002



Note 9 - Subsequent Event (Continued):

In addition, Cirilium Holdings, Inc. intends to exchange their stock with stock of a publicly held entity. Failure to transact this exchange will also result in a transfer of additional shares in Cirilium Holdings, Inc. to the Parent Company from another stockholder of Cirilium Holdings, Inc.

Note 10 - Liquidity:

The Company's financial statements have been prepared on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As noted, in February 2004 the Parent Company and all other stockholders of the Company sold their stock in the Company to Cirilium Holdings, Inc. Cirilium Holdings, Inc. is relying on obtaining additional capital and funds from future operations to satisfy the Company's projected working capital and capital expenditure needs through April 30, 2004. The Company believes the capital and funds from future operations will be sufficient to allow the Company to continue as a going concern.

                                 CIRILIUM, INC.

                              FINANCIAL STATEMENTS

                   AS OF JANUARY 31, 2004, AND APRIL 30, 2003
                     AND FOR THE THREE AND NINE MONTHS ENDED
                            JANUARY 31, 2004 AND 2003

                           Accountant's Review Report



The Board of Directors
Cirilium, Inc.
Melbourne, Florida

We have reviewed the accompanying balance sheet of Cirilium, Inc. as of January 31, 2004, and the related statements of income (loss) for the three and nine months ended January 31, 2004 and 2003, and the related statement of changes in stockholders' equity (deficit) for the nine months ended January 31, 2004, and the related statements of cash flows for the nine months ended January 31, 2004 and 2003, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of Cirilium, Inc.

A review consists principally of inquiries of Company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with accounting principles generally accepted in the United States of America.

The balance sheet as of April 30, 2003, was audited by us and we expressed an unqualified opinion on it in our report dated March 11, 2004, but we have not performed any auditing procedures since that date.



/s/ Chastang, Ferrell, Sims & Eiserman, L.L.C.

May 7, 2004
Winter Park, Florida

                                 CIRILIUM, INC.
                                 BALANCE SHEETS

ASSETS
                                                                 January 31,           April 30,
                                                                    2004                  2003
                                                                 (Unaudited)           (Audited)
                                                             ------------------   ------------------
Current assets:
Cash and cash equivalents (note 2)                           $           59,818   $           23,366
Accounts receivable, net (note 2)                                        15,335               65,241
Employee loan                                                            10,000                    -
Related party receivable, net (note 6)                                    6,934              145,286
Inventories, net (note 2)                                               646,780              721,737
Capital lease receivable (notes 2 and 7)                                 89,117               59,697
Prepaid expenses                                                         12,000                    -

Total current assets                                                    839,984            1,015,327
                                                             ------------------   ------------------

Property and equipment (note 2):
Telecommunication equipment                                             249,180              249,180
Computer equipment                                                        2,480                2,480
Furniture, fixtures and office equipment                                  1,569                1,569
                                                                        253,229              253,229
Less:  accumulated depreciation                                        (170,482)            (119,261)
                                                             ------------------   ------------------

Net property and equipment                                               82,747              133,968
                                                             ------------------   ------------------

Other assets:
Capital lease receivable (notes 2 and 7)                                 55,580              110,222
Deposits                                                                  7,890                7,980
                                                             ------------------   ------------------

Total other assets                                                       63,470              118,202

Total assets                                                 $          986,201   $        1,267,497
                                                             ==================   ==================


     The accompanying notes are an integral part of the financial statements

                                 CIRILIUM, INC.
                                 BALANCE SHEETS


LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

                                                                 January 31,           April 30,
                                                                    2004                  2003
                                                                 (Unaudited)           (Audited)
                                                             ------------------   ------------------


Current liabilities:
Accounts payable                                             $           24,016   $          177,580
Related party payable (note 6)                                                -            1,883,012

Accrued expenses                                                          3,585              183,897
Customer deposits (note 2)                                               11,985                    -
Notes payable (notes 2 and 4)                                                 -              894,000

Total current liabilities                                                39,586            3,138,489
                                                             ------------------   ------------------

Commitments and contingencies
(notes 2, 3 and 9)                                                            -                    -

Stockholders' equity (deficit) (notes 4, 6 and 8):
Common stock, $1.00 par, 100,000 shares authorized,
100,000 and 70,000 shares issued and outstanding
at January 31, 2004 and April 30, 2003, respectively                    100,000               70,000
Additional paid-in capital                                            4,245,114              930,000
Accumulated deficit                                                  (3,398,499)          (2,870,992)
                                                             ------------------   ------------------

Total stockholders' equity (deficit)                                    946,615           (1,870,992)

Total liabilities and stockholders' equity (deficit)          $         986,201   $        1,267,497
                                                              =================   ==================


     The accompanying notes are an integral part of the financial statements

                                 CIRILIUM, INC.
                           STATEMENTS OF INCOME (LOSS)
                                   (UNAUDITED)

                                                            Three Months Ended January 31,      Nine Months Ended January 31,
                                                               2004             2003                 2004               2003
                                                       -----------------------------------------------------------------------
Revenue (notes 2 and 6):
Hardware                                                $        195,101  $       178,481       $   485,901  $       951,495
Other                                                             22,269            4,482            66,552           68,768

Total revenue                                                    217,370          182,963          552,453         1,020,263
                                                       ----------------------------------------------------------------------
Cost of sales:
Hardware                                                          71,834          102,787          241,216           464,269
Other                                                                485            1,201            1,211             1,224

Total cost of sales                                               72,319          103,988          242,427           465,493
                                                       ----------------------------------------------------------------------

Gross profit                                                     145,051           78,975          310,026           554,770
                                                       ----------------------------------------------------------------------
Operating expenses:
Salaries and wages                                               221,698          435,908          685,416         1,264,820
General and administrative expenses                              106,088          193,880          331,868           628,380
Depreciation (note 2)                                             20,033           19,196           51,221            55,881
Bad debt expense                                                       -            3,845                -             7,154

Total operating expenses                                         347,819          652,829        1,068,505         1,956,235
                                                       ----------------------------------------------------------------------
Other income (expense):
Other income                                                          27                -               27                 -
Interest expense (note 4)                                            (62)               -             (225)                -
Interest income (note 7)                                               -            4,867            6,670             4,867

Total other income (expense)                                         (35)           4,867            6,472             4,867

Net loss before extraordinary item                              (202,803)        (568,987)        (752,007)       (1,396,598)
Extraordinary gain on early extinguishment
of debt (note 4)                                                 224,500                -          224,500                 -

Net income (loss) before income tax expense (benefit)             21,697         (568,987)        (527,507)        (1,396,598)

Income tax expense (benefit) (note 2)                                  -                -                -                  -
                                                       -----------------------------------------------------------------------

Net income (loss)                                      $          21,697  $      (568,987)      $ (527,507)  $     (1,396,598)
                                                       =======================================================================
Earnings (loss) per share:
Loss per share before extraordinary gain,
basic and diluted                                      $           (2.53) $         (8.13)      $   (10.25)  $         (19.95)
                                                       =======================================================================
Earnings per share for extraordinary gain,
 basic and diluted                                     $            2.80  $             -       $     3.06   $              -
                                                       =======================================================================
Earnings (loss per share after extraordiary gain,
 basic and diluted                                     $             0.7  $         (8.13)      $    (7.19)  $         (19.95)
                                                       =======================================================================
Weighted average shares outstanding,
 basic and diluted                                                80,109           70,000           73,370             70,000
                                                       =======================================================================


     The accompanying notes are an integral part of the financial statements

                                 CIRILIUM, INC.
             STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
                   FOR THE NINE MONTHS ENDED JANUARY 31, 2004
                                   (UNAUDITED)


                                                        Additional
                                          Common        Paid-in          Accumulated       Total
                                          Stock         Capital            Deficit
                                       -----------  --------------   -----------------  ------------------

Balance, April 30, 2003                 $   70,000   $     930,000   $     (2,870,992)  $       (1,870,992)
                                       ------------------------------------------------------------------

Issuance of common
stock (notes 4 and 6)                       30,000       3,315,114                  -           3,345,114

Net loss                                         -               -           (527,507)           (527,507)
                                       ------------------------------------------------------------------

Balance, January 31, 2004               $  100,000   $   4,245,114   $     (3,398,499)  $         946,615
                                       ==================================================================



     The accompanying notes are an integral part of the financial statements

                                 CIRILIUM, INC.
                             STATEMENTS OF CASH FLOW
                                   (UNAUDITED)

                                                                                   Nine Months Ended January 31,
                                                                                     2004               2003
                                                                                --------------  -----------------
Cash flows from operating activities:
Net loss                                                                        $     (527,507) $      (1,396,598)
Adjustments to reconcile net loss to net cash
provided by operating activities:
Depreciation                                                                            51,221             55,881
Bad debt expense                                                                             -              7,154
Forgiveness of debt                                                                   (224,500)                 -
Changes in noncash assets and liabilities,
net of effects of noncash transactions:
Decrease in accounts receivable                                                         49,906            109,644
Increase in employee loan                                                              (10,000)                 -
Decrease (increase) in related party receivable                                        138,352           (106,263)
Decrease (increase) in inventories                                                      74,957            (69,938)
Decrease (increase) in prepaid expenses                                                (12,000)            80,000
Decrease in deposits                                                                        90                290
Increase in checks issued in excess of deposits                                              -              4,274
Increase (decrease) in accounts payable                                               (153,564)           284,495
Increase (decrease) in accrued expenses                                               (180,312)           115,781
Increase in related party payable                                                      797,602          1,693,723
Increase (decrease) in customer deposits                                                11,985             (3,872)

Net cash provided by operating activities                                               16,230            774,571
                                                                                --------------  -----------------
Cash flows from investing activities:
Purchase of property and equipment                                                           -            (39,002)
Advances under capital lease receivable                                                      -           (199,450)
Principal payments received from capital receivable                                     25,222             14,441

Net cash provided by (used in) investing activities                                     25,222           (224,011)
Cash flows from financing activities:
Increase in note recievable from related party                                               -           (200,000)
Principal payments on notes payable                                                     (5,000)          (392,000)

Net cash used in investing activities                                                   (5,000)          (592,000)

Net increase (decrease) in cash and cash equivalents                                    36,452            (41,440)

Cash and cash equivalents, beginning of period                                          23,366             41,440
                                                                                --------------  -----------------

Cash and cash equivalents, end of period                                        $       59,818  $               -
                                                                                ==============  =================

Supplemental disclosures on cash flows:
  Interest paid                                                                 $           22  $               -
                                                                                ==============  =================

  Income taxes paid                                                             $            -  $               -
                                                                                ==============  =================

Supplemental disclosure of noncash transactions:

In January 2004 the Parent Company converted $3,345,114 of the Company's net amount owed to the Parent Company to an additional capital investment in the Company in exchange for the remaining 30,000 unissued shares of common stock.


     The accompanying notes are an integral part of the financial statements

                                 CIRILIUM, INC.
                          NOTES TO FINANCIAL STATEMENTS
                       FOR THE NINE AND THREE MONTHS ENDED
                            JANUARY 31, 2004 AND 2003



Note 1 - Organization:

Cirilium, Inc. (the "Company") was incorporated in the State of Florida on September 26, 2001. The Company develops and deploys Voice over Internet Protocol systems to carriers, service providers and networked enterprises. The Company is located in Melbourne, Florida, with a branch in Arizona.

Until January 2004, the Company was a wholly-owned subsidiary of Heritage Communication Corporation (the "Parent Company"), a corporation located in Melbourne, Florida. In January 2004, certain individuals bought fifty-five percent of the Company from the Parent Company. See Note 8 regarding the subsequent sale of the Company's stock.

Note 2 - Summary of Significant Accounting Policies:

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Accounts Receivable

Bad debts are recorded using the reserve method. At January 31, 2004, all amounts were deemed collectible and no allowance for doubtful accounts has been recorded. At April 30, 2003, $11,365 was recorded as an allowance for doubtful accounts.

Inventories

Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method. At April 30, 2003, $38,496 was recorded as an allowance for obsolete inventory.

Property and Equipment

Telecommunication equipment, computer equipment and furniture, fixtures and office equipment are recorded at cost. Additions, improvements and expenditures that significantly extend the useful life of an asset are capitalized. Expenditures for repairs and maintenance are charged to operations as incurred. Depreciation is computed on the straight-line method over useful lives ranging from 3 to 7 years. Depreciation expense for property and equipment was $51,221 and $20,033 for the nine and three months ended January 31, 2004, respectively. Depreciation expense for property and equipment was $55,881 and $19,196 for the nine and three months ended January 31, 2003, respectively.

Leases

The Company leases equipment under sales-type and direct financing leases. Capital lease receivable is recorded at the net amount receivable. Interest income is recorded as earned.

                                 CIRILIUM, INC.
                          NOTES TO FINANCIAL STATEMENTS
                       FOR THE NINE AND THREE MONTHS ENDED
                            JANUARY 31, 2004 AND 2003



Note 2 - Summary of Significant Accounting Policies (Continued):

Customer Deposits

Customer deposits represents money received in advance for anticipated future revenue.

Income Taxes

Through the date the Company sold stock to certain individuals (see Note 1), the Company will file a consolidated tax return with the Parent Company. No tax sharing arrangement exists between the Company and the Parent Company. Therefore, all income taxes are recorded at the Parent Company level. The Company has generated significant losses during the nine months ended January 31, 2004 and 2003. The benefit, if any, of the losses generated was recorded by the Parent Company. Had the Company treated their financial statements as if they were a stand-alone entity, no income tax expense (benefit) related to any deferred tax asset (liability) would have been reflected on the accompanying financial statements because a valuation allowance would have been provided for the entire amount. As a result, no provision or benefit has been reflected on the accompanying financial statements to record current or deferred income taxes for events that have been recognized in the financial statements.

Employee Retirement Benefits

The Company has a Savings  Incentive  Match Plan for  Employees  as described in
Section 408(p) of the Internal Revenue Code of 1986. Employees may contribute up to $8,000 of their salary to the plan and the Company makes a matching contribution, up to 3% of compensation. Profit sharing expense was $12,744 and $4,395, respectively, and $14,979 and $4,947, respectively, for the nine and three months ended January 31, 2004 and 2003, and is included in general and administrative expenses in the accompanying statements of income (loss).

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Concentrations

Financial instruments that potentially subject the Company to concentrations of credit risk include accounts receivable and capital lease receivable. As of January 31, 2004, and April 30, 2003, the Company had outstanding receivable balances due from three customers, which constituted approximately 81% and 76% of the net accounts receivable balances, respectively. For the nine and three months ended January 31, 2004 and 2003, the Company recognized approximately 47% and 75%, respectively, and 55% and 60%, respectively, of its sales from three and four customers, respectively, and two customers, respectively.

                                 CIRILIUM, INC.
                          NOTES TO FINANCIAL STATEMENTS
                       FOR THE NINE AND THREE MONTHS ENDED
                            JANUARY 31, 2004 AND 2003



Note 2 - Summary of Significant Accounting Policies (Continued):

Financial Instruments

The Company grants credit to customers in the U.S. Financial instruments subject to credit risk include accounts receivable and capital lease receivable. Consequently, the Company's ability to collect the amounts due from customers may be affected by economic fluctuations in the U.S.

Fair Values of Financial Instruments

The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

     Cash and cash equivalents, capital lease receivable and notes payable: The carrying amounts reported in the balance sheet approximate fair values because of the short maturities of those instruments and rates available for similar instruments.

Note 3 - Lease Obligations:

Operating Leases

The Company leases office space in Tempe, Arizona and Melbourne, Florida under operating leases. Monthly rent for these leases is $4,847 and $4,287, respectively, plus applicable sales tax. The leases expire in October 2005 and December 2008, respectively. Rent expense under these operating leases amounted to $46,082 and $20,115, respectively, and $42,778 and $15,341, respectively, for the nine and three months ended January 31, 2004 and 2003, and is included in general and administrative expenses in the accompanying statements of income
(loss). The monthly rental of the Melbourne, Florida lease is subject to annual increases based on the CPI. This lease has an option to extend the term for an additional five years under the same terms and conditions.

The  following  is  a  schedule  by  years  of  future  minimum   rentals  under
noncancelable operating leases with terms in excess of one year for years subsequent to January 31, 2004:

                                 CIRILIUM, INC.
                          NOTES TO FINANCIAL STATEMENTS
                       FOR THE NINE AND THREE MONTHS ENDED
                            JANUARY 31, 2004 AND 2003




Note 4 - Forgiveness of Debt:

In October 2001, the Company entered into three notes payable with Cirilium Corporation in conjunction with the purchase of certain assets of Cirilium Corporation. Principal payments of $80,000 were due monthly and the notes payable had no stated interest rates. At April 30, 2003, the outstanding balance of these notes was $894,000. These notes originally matured at various times through July 2003 and were guaranteed by the Parent Company. The Company was unable to comply with the payment terms for these notes. In January 2004, the Company entered into an agreement to convert $500,000 of the outstanding balance owed under these three notes to 50,000 shares of the Parent Company's common stock. In addition, the Parent Company issued a new promissory note, payable to the previous holder of the above notes, in the principal amount of $164,500, payable in nine equal monthly installments. The Company accounted for these items by recording additional amounts owed to the Parent Company. At the same time, the Parent Company converted these amounts to additional investment by the Parent Company and recorded $664,500 as additional paid in capital on the Company's books. The remaining outstanding balance owed at that time of $224,500 was forgiven and has been reflected as an extraordinary gain on the accompanying statement of income (loss) for the nine and three months ended January 31, 2004. The extraordinary gain was not reflected net of income tax because income taxes are not applicable to the Company (see Note 2).

Note 5 - Advertising Costs:

Advertising costs are expensed as incurred. Advertising expenses totaled $2,829 and $1,074, respectively, and $24,605 and $11,314, respectively, for the nine and three months ended January 31, 2004 and 2003, and is included in general and administrative expenses in the accompanying statements of income (loss).

Note 6 - Related Party Transactions:

The Company has a receivable due from the Parent Company of $6,934 and $145,286 at January 31, 2004, and April 30, 2003, respectively. This amount represents trade receivables related to product sales, net of amounts owed to the Parent Company.

During the nine and three months ended January 31, 2004 and 2003, the Company had sales of $130,306 and $72,770, respectively, and $253,635 and $7,560, respectively, to the Parent Company.

For the nine and three months ended January 31, 2004, certain expenses have been allocated to the Company from related parties that cannot be specifically identified to a particular subsidiary of the Parent Company. The Parent Company allocated these expenses to subsidiaries based on relative gross sales, payroll and net fixed assets. For the nine and three months ended January 31, 2004, the Company was allocated $119,640 and $45,944 in expenses, respectively, which largely consisted of payroll costs. These expenses have been included in the applicable operating expense account on the accompanying statement of income
(loss). No such allocation was done for the nine and three months ended January 31, 2003.

                                 CIRILIUM, INC.
                          NOTES TO FINANCIAL STATEMENTS
                       FOR THE NINE AND THREE MONTHS ENDED
                            JANUARY 31, 2004 AND 2003




Note 6 - Related Party Transactions (Continued):

At April 30, 2003, the Company owed $1,883,012 to the Parent Company for advances to fund operations. In December 2003, the Company converted the net of substantially all related party receivables and payables owed at that time to additional paid-in capital in the Company in exchange for the remaining 30,000 shares of unissued common stock.

Note 7 - Capital Lease Receivable:

The following is a schedule by year of future minimum lease payments to be received for years subsequent to January 31, 2004:

At January 31, 2004, the customer was experiencing financial difficulties and payments on this capital lease receivable were delinquent. The customer is currently negotiating with the Company for a settlement on this receivable. The amount of any such settlement, if any, is not known at this time.

Note 8 - Subsequent Events:

On February 10, 2004, the Parent Company and all other stockholders of the Company entered into an agreement to sell 100% of their shares in Cirilium, Inc. to Cirilium Holdings, Inc. in exchange for a $635,000 note receivable and 6,000,000 shares of common stock of Cirilium Holdings, Inc. Cirilium Holdings, Inc. intends to raise additional capital of not less than $1,000,000. If the additional capital is not raised within a specified time, the Parent Company will receive a transfer of additional shares in Cirilium Holdings, Inc. from another stockholder of Cirilium Holdings, Inc.

In addition, Cirilium Holdings, Inc. intends to exchange their stock with stock of a publicly held entity. Failure to transact this exchange will also result in a transfer of additional shares in Cirilium Holding, Inc. to the Parent Company from another stockholder of Cirilium Holdings, Inc.

Note 9 - Liquidity:

The Company's financial statements have been prepared on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As noted, in February 2004 the Parent Company and all other stockholders of the Company sold their stock in the Company to Cirilium Holdings, Inc. Cirilium Holdings, Inc. is relying on obtaining additional capital and funds from future operations to satisfy the Company's projected working capital and capital expenditure needs through January 31, 2005. The Company believes the capital and funds from future operations will be sufficient to allow the Company to continue as a going concern.

                           SK Technologies Corporation
                                and Subsidiaries
           Introduction to Proforma Consolidated Financial Information

                                   (Unaudited)


On May 28, 2004, SK Technologies Corporation and Subsidiaries (the "Company") executed an Agreement and Plan of Share Exchange with Cirilium Holdings, Inc., a Delaware corporation ("Cirilium Holdings"), and its Subsidiaries, Cirilium, Inc., a Florida corporation, and Stitel Systems, Inc., an Arizona corporation, whereby the Company exchanged 25,591,801 shares of the Company's restricted, unregistered common stock for 100.0% of the issued and outstanding common stock of Cirilium Holdings, thereby making Cirilium Holdings a wholly-owned subsidiary of the Company, with two wholly-owned subsidiaries of its own, Cirilium, Inc. and Stitel Systems, Inc.

The Proforma  Consolidated  Balance  Sheet as of March 31, 2004 and the Proforma
Consolidated Statement of Operations and Comprehensive Income (Loss) of SK Technologies Corporation and Subsidiaries for the year ended March 31, 2004 and the Proforma Consolidated Statement of Operations and Comprehensive Income
(Loss) of Cirilium Holdings, and Subsidiaries for the eleven months ended March 31, 2004 and one month period ended April 30, 2003, present the consolidated results of continuing operations of SK Technologies Corporation and Subsidiaries and Cirilium Holdings. and Subsidiaries.

The acquisition of Cirilium Holdings on May 28, 2004, by the Company effected a change in control and was accounted for as a "reverse acquisition" whereby Cirilium Holdings is the accounting acquirer for financial statement purposes. Accordingly, for all periods subsequent to the May 28, 2004, the financial statements of the Company reflect the historical financial statements of Cirilium Holdings and Subsidiaries from inception in September 2001, and the operations of the Company subsequent to the May 28, 2004 transaction. Further, in conjunction with the change in control of SK Technologies Corporation and Subsidiaries, the new management team changed the Company's fiscal year-end from March 31 to April 30.

These proforma statements include all material adjustments necessary to present proforma historical results of the above described transaction. The proforma information does not purport to be indicative of the financial position or the results of operations which would have actually been obtained if the acquisition transaction had actually been consummated on the date indicated. In addition, the proforma financial information does not purport to be indicative of the financial position or the results of operations that may be obtained in the future.

The proforma information has been prepared by SK Technologies Corporation and Subsidiaries and all calculations have been made by the Company based on assumptions deemed appropriate in the circumstances by the Company. Certain of these assumptions are set forth under the Notes to Proforma Consolidated Financial Information.

The proforma financial information should be read in conjunction with the historical Financial Statements and Notes thereto of SK Technologies Corporation and Subsidiaries, a Delaware corporation, and the historical Financial Statements and Notes thereto of Cirilium Holdings, Inc., a Delaware corporation, and its subsidiaries Cirilium, Inc., a Florida corporation, and Stitel Systems, Inc., an Arizona corporation.

                           SK Technologies Corporation
                                and Subsidiaries
                       Proforma Consolidated Balance Sheet
                                 March 31, 2004
                                   (Unaudited)

                                                 SK Technologies        Cirilium          Proforma         Proforma
                                                   Corporation       Holdings, Inc.      Adjustments       Combined
                                                 and Subsidiaries   and Subsidiaries                      Mar 31, 04
                                                ------------------------------------------------------------------------
ASSETS
     Current Assets
             Cash in Bank(s)                                     $0         $2,258,363                        $2,258,363
             Accounts Receivable - Net                            0            127,460                           127,460
             Inventory                                            0            643,085                           643,085
             Other                                                0             12,257                            12,257
                                                --------------------------------------                 -----------------
         Total Current Assets                                     0          3,041,165                         3,041,165
                                                --------------------------------------                 -----------------
     Fixed Assets
         Property and Equipment - at Cost                         0            253,230                           253,230
         Less Accumulated Depreciation                            0          (186,580)                         (186,580)
                                                --------------------------------------                 -----------------
     Total Fixed Assets, Net                                      0             66,650                            66,650
                                                --------------------------------------                 -----------------
     Other Assets
         Goodwill                                                 0            535,000                           535,000
         Long-Term Receivables                                    0             55,580                            55,580
                                                --------------------------------------                 -----------------
     Total Other Assets                                           0            590,580                           590,580
TOTAL ASSETS                                                     $0         $3,698,395                        $3,698,395
                                                ======================================                 =================










     The accompanying notes are an integral part of the financial statements

                           SK Technologies Corporation
                                and Subsidiaries
                       Proforma Consolidated Balance Sheet
                                 March 31, 2004
                                   (Unaudited)


                                                                 SK Technologies        Cirilium        Proforma     Proforma
                                                                   Corporation       Holdings, Inc.    Adjustments   Combined
LIABILITIES & EQUITY                                             and Subsidiaries   and Subsidiaries                Mar 31, 04
                                                                 -----------------------------------------------------------------
 Liabilities
     Current Liabilities
             Accounts Payable - Trade                                        $0            $84,142                     $84,142
             Accrued Expenses                                            25,000            107,335                     132,335
             Due to Controling Shareholders                             475,557                  0                     475,557
     Total Current Liabilities                                          500,557            191,477                     692,034
                                                                 -----------------------------------               -------------
 Equity
     Preferred Stock. $.001 par value
         5,000,000 shares authorized
         1,000,000 shares designated as convertible
         Series B Preferred
         396,006 shares issued and outstanding                              396                  0                         396
         3,000 shares designated as Series D Preferred Stock
         793 shares issued and outstanding                                    1                  0                           1


     Common Stock, $.001 par value
         200,000,000 shares authorized
         25,788,483 shares issued and outstanding                           197                  0         25,591       25,788
     Common Stock, $.0001 par value
         30,000,000 authorized, 25,591,801 issued and outstanding             0              2,559         (2,559)            0
     Additional Paid-in Capital                                      13,860,184          7,746,868    (16,066,799)    5,540,253
     Subscription Receivable                                                  0           (632,383)                    (632,383)
     Retained Earnings (Deficit)                                    (16,043,767)        (2,319,982)    16,043,767    (2,319,982)
     Net Income                                                       1,682,432         (1,290,144)                    392,288
 Total Equity                                                          (500,557)         3,506,918                   3,006,361
TOTAL LIABILITIES & EQUITY                                                  $0          $3,698,395                  $3,698,395
                                                                 ====================================              ===============


                                                                           SK Technologies      Cirilium                 Proforma
                                                                             Corporation     Holdings, Inc.              Combined
                                                                           and Subsidiaries and Subsidiaries            Mar 31, 04
                                                                           ---------------------------------------------------------

The following are the adjusting entires for the proforma balance sheet            DR               CR
                                                                           ---------------------------------
1)   To record issuance of shares on a one for one basis
         Common stock cirilium                                                     2,559                                  (2,559)
         APIc                                                                     23,032                                 (23,032)
             Common stock SK Technologies                                                          25,591                  25,591

2)   To eliminate the APID of SK and Deficit into the APIC of Cirilium
         APIC Cirilium                                                         2,183,583                              (2,183,583)
         APIC SK                                                              13,860,184                             (13,860,184)
             retained earnings SK                                                              16,043,767              16,043,767


     The accompanying notes are an integral part of the financial statements

                           SK Technologies Corporation
                                and Subsidiaries

  Proforma Consolidated Statement of Operations and Comprehensive Income (Loss)
                      For the period Ending March 31, 2004

                                   (Unaudited)

                                                          SK Technologies           Cirilium        Proforma          Proforma
                                                            Corporation          Holdings, Inc.    Adjustments        Combined
                                                         and Subsidiaries       and Subsidiaries                    Mar 31, 04
                                                        ----------------------------------------------------------------------

          Sales                                                      $0               $994,532                      $994,532
               Total Income                                           0                994,532                       994,532
                                                        --------------------------------------                --------------
               Cost of Goods Sold
                   Cost of Goods Sold                                 0                318,623                       318,623
               Total Cost of Goods Solds                              0                318,623                       318,623
                                                        --------------------------------------                --------------
          Gross Profit                                                0                675,909                       675,909
               Expense
                   Compensation and Payroll Taxes                14,524              1,033,718                     1,048,242
                   Administrative Expenses                       13,684                630,947                       644,631
                   Depreciation Expense                               0                 78,084                        78,084
               Total Expense                                     28,208              1,742,749                     1,770,957
                                                        --------------------------------------                --------------
     Net Operating Income (Loss)                                (28,208)            (1,066,840)                   (1,095,048)
     Other Income (Expense)
               Forgiveness of Debt                            1,805,753                      0                     1,805,753
               Loss on Disposition of Asset                           0               (224,500)                     (224,500)
               Other                                            (95,113)                 1,196                       (93,917)
     Total Other Income (Expense)                             1,710,640               (223,304)                    1,487,336
                                                        --------------------------------------                --------------
Net Income (loss)                                            $1,682,432            ($1,290,144)                     $392,288
                                                        ======================================                ==============

Proforma Per share information Basic Income (Loss) per common share: $0.02 Diluted Income (Loss) per common share:
$0.02 Weighted Average Number of common shares outstanding:

                                      Basic                 25,591,801
                                      Diluted               25,591,801

   Historical Per share information
   -------------------------------------------------
   Basic Income (Loss) per common share:                          $0.09                  $0.05
   Diluted Income (Loss) per common share:                        $0.08                  $0.05

   Weighted Average Number of common shares
         outstanding:
                                      Basic                  19,664,494             25,591,801
                                      Diluted                20,853,560             25,591,801





     The accompanying notes are an integral part of the financial statements

                           SK Technologies Corporation
                                and Subsidiaries


              Notes to Proforma Consolidated Financial Information

                                   (Unaudited)


The Proforma  Consolidated  Balance  Sheet as of March 31, 2004 and the Proforma
Consolidated Statement of Operations and Comprehensive Income (Loss) of SK Technologies Corporation (the "Company") and Subsidiaries for the year ended March 31, 2004 and the Proforma Consolidated Statement of Operations and Comprehensive Income (Loss) of Cirilium Holdings, Inc., and Subsidiaries for the twelve months encompassing the eleven months from May 1, 2003 to March 31, 2004 and April 2003 present the consolidated results of continuing operations of SK Technologies and Subsidiaries and Cirilium Holdings, Inc. ("Cirilium Holdings") and Subsidiaries.

On February 10, 2004, Cirilium, Inc. was acquired by Cirilium Holdings, resulting in a change in control of Cirilium, Inc. On April 1, 2004, the Company acquired all of the outstanding common stock of Cirilium Holdings through the issuance of 25,591,801 shares of the Company's restricted common stock. For accounting purposes, the acquisition has been treated as a reverse acquisition, whereby the Company was acquired by Cirilium Holdings, and also as a recapitalization of the Company. The proforma statements presented herein give effect to the acquisition as having taken place at April 1, 2003, the beginning of the Company's fiscal year.

Accordingly, for all periods subsequent to the May 28, 2004 transaction, the financial statements of the Company reflect the historical financial statements of Cirilium Holdings and Subsidiaries from inception in September 2001, as well as the operations of the Company subsequent to the May 28, 2004 transaction. Further, in conjunction with the change in control of the Company, the new management changed the Company's fiscal year-end from March 31 to April 30.

The proforma adjustment(s) reflect the elimination of the retained earnings (deficit) and additional paid-in capital of the Company and Subsidiaries to reflect the results of the reverse acquisition as if such acquisition had occurred at the beginning of the fiscal year and all shares issued had been outstanding as of such time.

The proforma information does not purport to be indicative of the financial position or the results of operations which would have actually been obtained if the acquisition transaction had actually been consummated on the date indicated. In addition, the proforma financial information does not purport to be indicative of the financial position or the results of operations that may be obtained in the future.

The proforma financial information should be read in conjunction with the historical Financial Statements and Notes thereto of SK Technologies Corporation and Subsidiaries and the historical Financial Statements and Notes thereto of Cirilium, Inc., a Florida corporation.